                                                                   Exhibit 10.12

                                                                  EXECUTION COPY
 ===============================================================================


                               CREDIT AGREEMENT


                                  dated as of


                               November 22, 1996


                                     among


                           Unisource Worldwide, Inc.

                         Unisource Capital Corporation

                            Unisource Canada, Inc.


                           The Lenders Party Hereto


                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent


                                      and


                          THE TORONTO-DOMINION BANK,
                               as Canadian Agent

                        TORONTO DOMINION (TEXAS), INC.,
                            as Documentation Agent

                          ---------------------------

                            CHASE SECURITIES INC.,
                                  as Arranger


================================================================================

                               TABLE OF CONTENTS


                                                                           Page
                                                                            ----
                                   ARTICLE I

                                  Definitions
                                  -----------

SECTION 1.01.    Defined Terms.............................................    1
SECTION 1.02.    Classification of Loans and
                   Borrowings..............................................   25
SECTION 1.03.    Terms Generally...........................................   25
SECTION 1.04.    Accounting Terms; GAAP....................................   26
SECTION 1.05.    Exchange Rates............................................   26


                                  ARTICLE II

                                  The Credits
                                  -----------

SECTION 2.01.    Commitments...............................................   27
SECTION 2.02.    Loans and Borrowings......................................   28
SECTION 2.03.    Requests for Revolving Borrowings.........................   30
SECTION 2.04.    Competitive Bid Procedure.................................   31
SECTION 2.05.    Swingline Loans...........................................   34
SECTION 2.06.    Funding of Borrowings.....................................   36
SECTION 2.07.    Interest Elections........................................   38
SECTION 2.08.    Termination and Reduction of
                   Commitments.............................................   41

SECTION 2.09.    Repayment of Loans; Evidence of Debt......................   42
SECTION 2.10.    Prepayment of Loans.......................................   43
SECTION 2.11.    Fees......................................................   45
SECTION 2.12.    Interest..................................................   47
SECTION 2.13.    Alternate Rate of Interest................................   49
SECTION 2.14.    Increased Costs; Illegality...............................   50
SECTION 2.15.    Break Funding Payments....................................   53
SECTION 2.16.    Taxes.....................................................   54
SECTION 2.17.    Payments Generally; Pro Rata Treatment;
                   Sharing of Set-offs.....................................   56

SECTION 2.18.    Mitigation Obligations; Replacement of
                   Lenders.................................................   59

SECTION 2.19.    Acceptances...............................................   61

                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

SECTION 3.01.     Organization; Powers...................................    66
SECTION 3.02.     Authorization; Enforceability..........................    66
SECTION 3.03.     Governmental Approvals; No Conflicts...................    66
SECTION 3.04.     Financial Condition; No Material
                   Adverse Change........................................    67
SECTION 3.05.     Properties.............................................    67
SECTION 3.06.     Litigation and Environmental Matters...................    68
SECTION 3.07.     Compliance with Laws and Agreements....................    68
SECTION 3.08.     Investment and Holding Company Status..................    68
SECTION 3.09.     Taxes..................................................    69
SECTION 3.10.     ERISA..................................................    69
SECTION 3.11.     Disclosure.............................................    69
SECTION 3.12.     Subsidiaries...........................................    69
SECTION 3.13      Solvency...............................................    70
SECTION 3.14.     Federal Reserve Requirements...........................    70


                                  ARTICLE IV

                                  Conditions
                                  ----------
SECTION 4.01.     Effective Date.........................................    70
SECTION 4.02.     Each Credit Event......................................    72
SECTION 4.03.     First Credit Event.....................................    73
SECTION 4.04.     First Credit Event after Spin-Off......................    74


                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

SECTION 5.01.     Financial Statements and Other
                   Information...........................................    74
SECTION 5.02.     Notices of Material Events.............................    76
SECTION 5.03.     Existence; Conduct of Business.........................    76
SECTION 5.04.     Payment of Obligations.................................    77
SECTION 5.05.     Maintenance of Properties; Insurance...................    77
SECTION 5.06.     Books and Records; Inspection Rights...................    77
SECTION 5.07.     Compliance with Laws...................................    78
SECTION 5.08.     Use of Proceeds........................................    78
SECTION 5.09.     Ownership of Delaware Borrower and
                   Canadian Borrower.....................................    78

SECTION 5.10.     Further Assurances......................................   78


                                  ARTICLE VI

                              Negative Covenants
                              ------------------
SECTION 6.01.     Indebtedness............................................   79
SECTION 6.02.     Liens...................................................   80
SECTION 6.03.     Sale and Lease-Back Transactions........................   82
SECTION 6.04.     Fundamental Changes.....................................   82
SECTION 6.05.     Leases..................................................   82
SECTION 6.06.     Transactions with Affiliates............................   83
SECTION 6.07.     Restrictive Agreements..................................   83
SECTION 6.08.     Leverage Ratio..........................................   84
SECTION 6.09.     Minimum Consolidated Net Worth..........................   84


                                  ARTICLE VII

                  Events of Default.......................................   84
                  -----------------


                                 ARTICLE VIII

                  The Agents..............................................   87
                  ----------


                                  ARTICLE IX

                  Guarantee...............................................   90
                  ---------


                                   ARTICLE X

                                 Miscellaneous
                                 -------------

SECTION 10.01.    Notices.................................................   92
SECTION 10.02.    Waivers; Amendments.....................................   93
SECTION 10.03.    Expenses; Indemnity; Damage Waiver......................   95
SECTION 10.04.    Successors and Assigns..................................   96
SECTION 10.05.    Survival................................................  100
SECTION 10.06.    Counterparts; Integration;
                    Effectiveness.........................................  101
SECTION 10.07.    Severability............................................  101
SECTION 10.08.    Right of Setoff.........................................  102
SECTION 10.09.    Governing Law; Jurisdiction; Consent
                    to Service of Process.................................  102

SECTION 10.10.    WAIVER OF JURY TRIAL.....................  103
SECTION 10.11.    Headings.................................  103
SECTION 10.12.    Confidentiality..........................  103
SECTION 10.13.    Conversion of Currencies.................  104

SCHEDULES:
---------

Schedule 1.01(a) -- Alternate Procedures
Schedule 1.01(b) -- Subsidiary Guarantors
Schedule 2.01 -- Commitments
Schedule 3.06 -- Disclosed Matters
Schedule 3.12 -- Subsidiaries, Material Subsidiaries and
                    Ownership Interests
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.07 -- Existing Restrictions

EXHIBITS:
--------

Exhibit A     -- Form of Assignment and Acceptance
Exhibit B-1   -- Form of Opinion of U.S. Counsel
Exhibit B-2   -- Form of Opinion of Canadian Counsel
Exhibit C     -- Form of Discount Note
Exhibit D     -- Form of Subsidiary Guarantee Agreement
Exhibit E     -- Form of Indemnity, Subrogation and
                  Contribution Agreement

                                 CREDIT AGREEMENT dated as of November 22, 1996
                           among UNISOURCE WORLDWIDE, INC., a Delaware corporation (the "Company"), UNISOURCE CAPITAL CORPORATION, a Delaware corporation (the "Delaware Borrower" and, together with the Company, the "U.S. Borrowers"), UNISOURCE CANADA, INC., a Canadian corporation (the "Canadian Borrower" and, together with the U.S. Borrowers, the "Borrowers"), the LENDERS party hereto, THE CHASE MANHATTAN BANK, as Administrative Agent, THE TORONTO-DOMINION BANK, as Canadian Agent, and TORONTO DOMINION (TEXAS) INC., as Documentation Agent.

            The parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

            SECTION 1.01.  Defined Terms.  As used in this Agreement, the
                           --------------
  following terms have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to
             ---
  whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "Acceptance" means a Draft drawn by the Canadian Borrower on a
             ----------
  Canadian Lender conforming to the requirements of Section 2.19 and accepted by such Canadian Lender in accordance with Section 2.19(c). As the context shall require, "Acceptance" has also the meaning assigned to it in Section 2.19(i).

            "Acceptance Borrowing" means a group of Acceptances accepted by the
             --------------------
  Canadian Lenders that are created on the same date and have the same maturity date.

            "Acceptance Equivalent Loans" means an advance made under this
             ---------------------------
  Agreement by a Canadian Lender evidenced by a Discount Note.

            "Acceptance Obligation" means, with respect to each Acceptance, the
             ---------------------
  obligations of the Canadian Borrower to
  pay to the Canadian Lender that accepted such Acceptance the face amount thereof as required by Section 2.19.

            "Administrative Agent" means The Chase Manhattan Bank, in its
             --------------------
  capacity as administrative agent for the Lenders hereunder.

            "Administrative Questionnaire" means an Administrative Questionnaire
             ----------------------------
  in a form supplied by the Administrative Agent or the Canadian Agent, as applicable.

            "Affiliate" means, with respect to a specified Person, another
             ---------
  Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Agreement Currency" has the meaning assigned to such term in
             ------------------
  Section 10.13.

            "ALCO" means ALCO Standard Corporation, an Ohio corporation.
             ----

            "Alternate Base Rate" means, for any day, a rate per annum equal to
             -------------------
  the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

            "Alternate Procedures" means, with respect to the Committed Currency
             --------------------
  Loans in a specified Committed Currency, any alternate exchange rate, notice, funding or payment procedures approved by the Administrative Agent, the applicable Borrower and the Lenders and set forth in Schedule 1.01(a) or in one or more supplements thereto.

            "Applicable Percentage" means, with respect to any Lender, the
             ---------------------
  percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

            "Applicable Rate" means, with respect to any Eurocurrency Revolving
             ---------------
  Loan or Acceptance, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurocurrency Spread/Stamping Fee Rate" or "Facility Fee Rate", as the case may be, (a) for any day on or prior to May 22, 1997, based upon Category 2 and (b) for any day thereafter, based upon (i) initially, the Company's Leverage Ratio as in effect as of the last day of the most recently completed fiscal quarter of the Company in respect of which financial statements have been delivered pursuant to Section 5.01 and (ii) after both Moody's and S&P have rated the Index Debt,the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

==========================================================================================


                                          Index Debt    Eurocurrency   Facility Fee
                                          ----------    ------------   ------------
                             Leverage       Ratings     Spread/            Rate
                             --------       -------     -------            ----
                             Ratio                        Stamping
                             -----                        --------
                                                        Fee Rate
                                                        --------
------------------------------------------------------------------------------------------
Category 1                   Less        A3 or better
                             than or     from
                             equal to    Moody's/A-or
                             30%         better from
                                         S&P                   .145%      .080%
------------------------------------------------------------------------------------------
Category 2                   Greater     Baa1 from
----------                   than 30%    Moody's/BBB
                             but less    + from S&P
                             than or
                             equal to
                             45%                               .185%      .090%
------------------------------------------------------------------------------------------
Category 3                   Greater     Baa2 from
----------                   than 45%    Moody's/BBB
                             but less    from S&P
                             than or
                             equal to
                             50%                               .240%      .110%
------------------------------------------------------------------------------------------
Category 4                   Greater     Less than
----------                   than 50%    Baa2 from
                                         Moody's/
                                         less than
                                         BBB from S&P          .300%      .150%
==========================================================================================

            For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt, then the "Applicable Rate" shall be based upon the Company's Leverage Ratio as in effect as of the last day of the most recently completed fiscal quarter of the Company in respect of which financial statements have been delivered pursuant to Section 5.01; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency and (iv) in the event the financial statements required to be delivered under Section 5.01 are not delivered on or prior to the date due, the Leverage Ratio shall be deemed to be greater than 50% during the period from the applicable due date to the date when such financial statements are delivered. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

            "Assessment Rate" means, for any day, the annual assessment rate in
             ---------------
  effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of
                                               --------
  any change in any law, rule or regulation after the date hereof, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined in a commercially reasonable manner by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

            "Assignment and Acceptance" means an assignment and acceptance
             -------------------------
  entered into by a Lender and an assignee

  (with the consent of any party whose consent is required by Section 10.04) and accepted by the Administrative Agent or the Canadian Agent, as applicable, in the form of Exhibit A or any other form approved by the Administrative Agent.

            "Availability Period" means the period from and including the
             -------------------
  Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

             "Bank Act (Canada)" means the Bank Act (Canada), as amended from
             -----------------
  time to time.

            "Base CD Rate" means the sum of (a) the Three-Month Secondary CD
             ------------
  Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

            "Board" means the Board of Governors of the Federal Reserve System
             -----
  of the United States of America.

            "Borrowers" has the meaning assigned to such term in the preamble.
             ---------

            "Borrowing" means (a) Revolving Loans of the same Type and currency,
             ---------
  made, converted or continued on the same date and, in the case of Eurocurrency Loans or Acceptances, as to which a single Interest Period is in effect, (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect or (c) a Swingline Loan.

            "Borrowing Request" means (a) a request by a U.S. Borrower for a
             -----------------
  Revolving Loan Borrowing (other than a Canadian Loan) in accordance with
  Section 2.03 or (b) a request by the Canadian Borrower for a Canadian Loan in accordance with Section 2.03 or 2.19.

            "Business Day" means any day that is not a Saturday, Sunday or other
             ------------
  day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a
                        --------
  Eurocurrency Loan, the term "Business Day" shall also exclude any day on which
                               ------------
  banks are not open for dealings in deposits in the applicable Committed Currency in the London interbank market.

            "Calculation Date" means the last Business Day or Canadian Business
             ----------------
  Day, as applicable, of each calendar month.

            "Canadian Agent" means Toronto Dominion Bank, in its capacity as
             --------------
  agent for the Canadian Lenders hereunder.

            "Canadian Borrower" has the meaning assigned to such term in the
             -----------------
  preamble.

            "Canadian Business Day" means any Business Day other than a Business
             ---------------------
  Day on which commercial banks in Toronto or Montreal are authorized or required by law to remain closed.

            "Canadian Commitment" means, with respect to each Canadian Lender,
             -------------------
  the commitment of such Canadian Lender to make Canadian Loans hereunder. The initial amount of each Canadian Lender's Canadian Commitment is set forth on
  Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Canadian Lender shall have assumed its Canadian Commitment, as applicable. The initial aggregate amount of the Canadian Lenders' Canadian Commitments is $100,000,000.

            "Canadian Dollar Equivalent" means, on any date of determination,
             --------------------------
  with respect to any amount in Canadian Dollars, the equivalent in dollars of such amount, determined by the Canadian Agent pursuant to Section 1.05(a) using the Canadian Exchange Rate with respect to Canadian Dollars then in effect.

            "Canadian Dollars" or "Cdn.$" refers to lawful money of Canada.
             ----------------      -----

            "Canadian Exchange Rate" means, on any day, with respect to Canadian
             ----------------------
  Dollars, the spot rate at which Canadian Dollars may be exchanged into dollars (and, for purposes of clause (e) of Section 2.07 and clause (i) of Section 2.13, the rate at which dollars may be exchanged into Canadian Dollars), as quoted by the Bank of Canada at approximately 12:00 Noon, Toronto time, on such day (or if such day is not a Canadian Business Day, on the immediately preceding Canadian Business Day). In the event that such spot rate is not quoted by the Bank of Canada, the Canadian Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Canadian Agent and the Company, or, in the absence of such agreement, such Canadian Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Canadian Agent in the market where its foreign currency exchange operations in respect of dollars are then being conducted, at or about 12:00 Noon, Toronto time, on such date for the purchase of Canadian Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason,
         --------
  no such spot rate is being quoted, the Canadian Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

            "Canadian Lenders" means the Persons listed on Schedule 2.01 and any
             ----------------
  other Person that shall have become a party hereto and assumed a Canadian Commitment pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. A Canadian Lender shall be a Lender hereunder and shall be a bank chartered under the Bank Act (Canada) that stamps and accepts Acceptances.

            "Canadian Loans" means the Loans made by the Canadian Lenders to the
             --------------
  Canadian Borrower and the Acceptances pursuant to this Agreement.

            "Canadian Prime Rate" means, for any day, a rate per annum equal to
             -------------------
  the greater of (a) the rate per annum publicly announced from time to time by Toronto Dominion Bank as its prime rate (being the rate it will charge for commercial loans in Canadian Dollars in Canada) in effect at its principal office in Toronto and (b) the CDOR Rate plus .625%. Each change in the Canadian Prime Rate shall be effective on the date such change is publicly announced.

            "Canadian Prime Rate Loan" means a Canadian Loan to the Canadian
             ------------------------
  Borrower bearing interest at the Canadian Prime Rate.

            "Capital Lease Obligations" of any Person means the obligations of
             -------------------------
  such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "CDOR Rate" means the annual rate of interest which is the rate
             ---------
  determined as being the arithmetic average of the "BA 1 month" rates applicable to Canadian Dollar bankers' acceptances displayed and identified as such on the "Reuters' Screen CDOR Page" at approximately 10:00 a.m., Toronto time, on such day for Schedule I chartered banks, or if such day is not a Canadian Business Day then on the immediately preceding Canadian Business Day (as adjusted by a Canadian Lender after 10:00 a.m., Toronto time, to reflect any error in a posted rate of interest or in the posted average annual rate of interest).

            "Change in Control" means (a) the acquisition of ownership, directly
             -----------------
  or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated.

            "Change in Law" means (a) the adoption of any applicable law, rule
             -------------
  or regulation after the date of this Agreement, (b) any change in any applicable law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's holding company, if any) with any applicable request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Class", when used in reference to any Loan or Borrowing, refers to
             -----
  whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Competitive Loans or Swingline Loans.

            "Code" means the Internal Revenue Code of 1986, as amended from time
             ----
  to time.

            "Commitment" means, with respect to each Lender, the commitment of
             ----------
  such Lender to make Revolving Loans and to acquire participations in Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder,as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $1,000,000,000.

            "Committed Currencies" means French Francs, Deutschemarks and Pounds
             --------------------
  Sterling.

            "Committed Currency Borrowing" means a Borrowing comprised of
             ----------------------------
  Committed Currency Loans.

            "Committed Currency Loan" means a Revolving Loan denominated in a
             -----------------------
  Committed Currency.

            "Company" has the meaning assigned to such term in the preamble.
             -------

            "Competitive Bid" means an offer by a Lender to make a Competitive
             ---------------
  Loan in accordance with Section 2.04.

            "Competitive Bid Rate" means, with respect to any Competitive Bid,
             --------------------
  the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

            "Competitive Bid Request" means a request by a U.S. Borrower for
             -----------------------
  Competitive Bids in accordance with Section 2.04.

            "Competitive Loan" means a Loan in dollars made pursuant to Section
             ----------------
  2.04.

            "Competitive Loan Exposure" means, with respect to any Lender at any
             -------------------------
  time, the sum of the outstanding principal amount of such Lender's Competitive Loans at such time.

            "Consolidated Total Capitalization" means, on any date, the sum of
             ---------------------------------
  (a) Consolidated Total Debt at such date and (b) the Consolidated Net Worth at such date.

            "Consolidated Total Debt" means, on any date, the aggregate
             -----------------------
  principal amount of the Indebtedness of the Company and Subsidiaries that would be reflected as liabilities on a consolidated balance sheet of the Company and Subsidiaries as of such date prepared in accordance with GAAP.

            "Consolidated Net Income" means, for any period, the net income of
             -----------------------
  the Company and consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

            "Consolidated Net Worth" means, at any date, all amounts which, in
             ----------------------
  conformity with GAAP, would be included under stockholders' equity on a consolidated balance sheet of the Company and Subsidiaries at such date.

            "Control" means the possession, directly or indirectly, of the power
             -------
  to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
               -----------       ----------

            "Default" means any event or condition which constitutes an Event of
             -------
  Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Disclosed Matters" means the actions, suits and proceedings and the
             -----------------
  environmental matters disclosed in Schedule 3.06.

            "Discount Note" means a non-interest bearing, non-negotiable
             -------------
  promissory note of the Canadian Borrower denominated in Canadian Dollars, issued by the Canadian Borrower to a Canadian Lender, substantially in the form of Exhibit C.

            "Dollar Equivalent" means, on any date of determination, with
             -----------------
  respect to any amount in any Committed Currency, the equivalent in dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05(a) using the Exchange Rate with respect to such Committed Currency then in effect.

            "dollars" or "$" refers to lawful money of the United States of
             -------      -
  America.

            "Draft" shall mean a draft or bill of exchange, payable in Canadian
             -----
  Dollars, in the form used from time to time by each Canadian Lender, respectively, in connection with the creation of bankers' acceptances in accordance with the provisions of Section 2.19.

            "Effective Date" means the date on which the conditions specified in
             --------------
  Section 4.01 are satisfied (or waived in accordance with Section 10.02).

            "Environmental Laws" means all final and effective laws, rules,
             ------------------
  regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

            "Environmental Liability" means any liability, contingent or
             -----------------------
  otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
  (d) the release or imminent threat of release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974,
             -----
  as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not
             ---------------
  incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
  Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event", as defined in
             -----------
  Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Title IV of ERISA; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt or tendering to a Multiemployer Plan by the Company or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Eurocurrency", when used in reference to any Loan or Borrowing,
             ------------
  refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

            "Event of Default" has the meaning assigned to such term in Article
             ----------------
  VII.

            "Exchange Rate" means, on any day, with respect to any Committed
             -------------
  Currency, the rate at which such Committed Currency may be exchanged into dollars (and, for purposes of Section 2.07(e) and Section 2.13(i), the rate at which dollars may be exchanged into such Committed Currency or as otherwise determined in accordance with the Alternate Procedures), as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World currency page for such Committed Currency. In the event that such rate does not appear on any Reuters World currency page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Committed Currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of dollars (or such Committed Currency, as the case may be) for delivery two Business Days later; provided that if at the time of any such determination,
                       --------
  for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

            "Excluded Taxes" means, with respect to the Administrative Agent,
             --------------
  the Canadian Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) any income or franchise taxes imposed on (or measured by) its net income by the United States of America or Canada (or any political subdivision or taxing authority thereof) or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, managed or controlled, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) any tax imposed by reason of any connection between the jurisdiction imposing such tax and the Administrative Agent, the Canadian Agent, such Lender or such other recipient other than a connection arising from this Agreement, or any transaction hereunder or any enforcement of rights hereunder and (d) in the case of a Foreign Lender, any withholding tax that
  (i) is imposed on amounts payable to such Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.18(b)) at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 2.16(a), or
  (ii) is attributable to such Foreign Lender's failure to comply with Section 2.16(e).

            "Federal Funds Effective Rate" means, for any day, the weighted
             ----------------------------
  average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Financed Portion" means at any time, with respect to receivables
             ----------------
  subject to a Securitization (other than the Canadian Securitization referred to in Section 6.02(e)(i)), an amount of such receivables equal to the aggregate amount of then outstanding debt or equity instruments or securities (other than any seller's interest retained by any Borrower or a subsidiary of the Borrower) issued in connection with such Securitization, in each case determined in accordance with GAAP.

            "Financial Officer" means the chief financial officer, principal
             -----------------
  accounting officer, treasurer or controller of the Company.

            "Fixed Rate" means, with respect to any Competitive Loan (other than
             ----------
  a Eurocurrency Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

            "Fixed Rate Loan" means a Competitive Loan bearing interest at a
             ---------------
  Fixed Rate.

            "Foreign Lender" means any Lender that is organized under the laws
             --------------
  of a jurisdiction other than that in which the applicable Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "GAAP" means generally accepted accounting principles in the United
             ----
  States of America.

            "Governmental Authority" means the government of the United States
             ----------------------
  of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") means any
             ----------                            ---------
  obligation, contingent or otherwise, of the
  guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor")
                                                             ---------------
  in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, that the term Guarantee shall
                                         --------
  not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof determined in good faith by the guarantor (assuming the guarantor is required to perform thereunder).

            "Hazardous Materials" means all explosive or radioactive substances
             -------------------
  or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Hedging Agreement" means any interest rate protection agreement,
             -----------------
  foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

            "Indebtedness" of any Person means, without duplication, (a) all
             ------------
  obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and
  (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

            "Indemnified Taxes" means Taxes other than Excluded Taxes and Other
             -----------------
  Taxes.

            "Indemnity, Subrogation and Contribution Agreement" means the
             -------------------------------------------------
  Indemnity, Subrogation and Contribution Agreement, in the form of Exhibit E, among the Company, the Subsidiary Guarantors and the Administrative Agent.

            "Index Debt" means senior, unsecured, long-term indebtedness for
             ----------
  borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

            "Interest Election Request" means a request by the relevant Borrower
             -------------------------
  to convert or continue a Revolving Borrowing in accordance with Section 2.07.

            "Interest Payment Date" means (a) with respect to any ABR Loan
             ---------------------
  (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan or any Canadian Prime Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such

  Loan is a part and, in the case of a Fixed Rate Loan with an Interest
  Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

            "Interest Period" means (a) with respect to any Eurocurrency
             ---------------
  Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the relevant U.S. Borrower may elect, (b) with respect to any Canadian Prime Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter, and (c) with respect to any Fixed Rate Borrowing, the period (which shall not be less than seven days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any
                                                       --------
  Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "Judgment Currency" has the meaning assigned to such term in Section
             -----------------
  10.13.

            "Lenders" means the Persons listed on Schedule 2.01 and any other
             -------
  Person that shall have become a
  party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Canadian Lenders and the Swingline Lenders.

            "Leverage Ratio" means, for any day, the ratio of (i) Consolidated
             --------------
  Total Debt plus the Financed Portion at such day to (ii) Consolidated Total Capitalization plus the Financed Portion at such day.

            "LIBO Rate" means, with respect to any Eurocurrency Borrowing for
             ---------
  any Interest Period, the rate appearing on Page 3750 (or in the case of a Committed Currency Borrowing, the rate appearing on the Page for the applicable Committed Currency) of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits (or, in the case of a Committed Currency Borrowing, deposits in the applicable Committed Currency) in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits (or the applicable Committed Currency) with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurocurrency Borrowing for
                    ---------
  such Interest Period shall be the rate at which dollar deposits of $5,000,000 (or, in the case of a Committed Currency Borrowing, deposits in the applicable Committed Currency in an amount the Dollar Equivalent of which is approximately equal to $5,000,000) and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of
             ----
  trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Loan Documents" means this Agreement, the Subsidiary Guarantee
             --------------
  Agreement, the Indemnity, Subrogation and Contribution Agreement and each Acceptance, promissory note or Discount Note delivered pursuant to this Agreement.

            "Loan Parties" means the Borrowers and the Subsidiary Guarantors.
             ------------

            "Loans" means (a) the loans made by the Lenders to the U.S.
             -----
  Borrowers pursuant to this Agreement and (b) the Canadian Loans.

            "Margin" means, with respect to any Competitive Loan bearing
             ------
  interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

            "Material Adverse Effect" means a material adverse effect on (a) the
             -----------------------
  business, assets, operations or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under this Agreement or any other Loan Document or (c) the rights of or benefits available to the Lenders under this Agreement or any other Loan Document.

            "Material Indebtedness" means Indebtedness (other than the Loans),
             ---------------------
  or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

            "Material Subsidiary" means the Delaware Borrower, the Canadian
             -------------------
  Borrower and each domestic Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission as in effect on the date hereof.

            "Maturity Date" means November 22, 2001.
             -------------

            "Moody's" means Moody's Investors Service, Inc.
             -------

            "Multiemployer Plan" means a multiemployer plan as defined in
             ------------------
  Section 4001(a)(3) of ERISA.

            "Obligations" means the obligations of each of the Delaware Borrower
             -----------
  and the Canadian Borrower under this Agreement or any other Loan Document with respect to the payment of (i) the principal of and interest on the Loans to each such Borrower when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of each of the Delaware Borrower and the Canadian Borrower hereunder.

            "Other Taxes" means any and all present or future stamp or
             -----------
  documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Documents.

            "Payment Location" means an office, branch or other place of
             ----------------
  business of any Borrower.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to
             ----
  and defined in ERISA and any successor entity performing similar functions.

            "Permitted Encumbrances" means:
             ----------------------

            (a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

            (b) landlords', vendors', carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
       Section 5.04;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;


            (d) deposits to secure (or to obtain letters of credit that secure) the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary; and

            (f) leases or subleases granted to others in the ordinary course of business that do not in the aggregate involve annual rental payments in excess of $10,000,000;

  provided that the term "Permitted Encumbrances" shall not include any Lien
  --------
  securing Indebtedness.

            "Person" means any natural person, corporation, limited liability
             ------
  company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means any employee pension benefit plan (other than a
             ----
  Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 or 401(a) of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
  Section 3(5) of ERISA.

            "Preliminary Form 10" means the draft Form 10 of Unisource Worldwide
             -------------------
  Holdings, Inc. submitted to the Securities and Exchange Commission on September 23, 1996.

            "Prime Rate" means the rate of interest per annum publicly announced
             ----------
  from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in

  New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Reference Lenders" shall mean Toronto Dominion Bank and The Chase
             -----------------
  Manhattan Bank of Canada.

            "Reference Rate" means, with respect to any Acceptance to be
             --------------
  accepted by the Canadian Lenders on any date, the average of the discount rates applicable to Acceptances to be accepted by the Reference Lenders on such date, as determined by the Canadian Agent in accordance with Section 2.19(c).

            "Register" has the meaning set forth in Section 10.04.
             --------

            "Related Parties" means, with respect to any specified Person, such
             ---------------
  Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Required Lenders" means, at any time, Lenders having Revolving
             ----------------
  Credit Exposures and Unused Commitments representing at least 51% of the sum of the total Revolving Credit Exposures and Unused Commitments at such time;

  provided that, for purposes of declaring the Loans to be due and payable
  --------
  pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

            "Reset Date" has the meaning assigned to such term in Section
             ----------
  1.05(a).

            "Revolving Credit Exposure" means, with respect to any Lender at any
             -------------------------
  time, the sum of the outstanding principal amount of such Lender's Revolving Loans (or the Dollar Equivalent thereof, in the case of Committed Currency Loans and Canadian Loans) and Swingline Exposure at such time.

            "Revolving Loan" means a Loan made pursuant to Section 2.01 or 2.19.
             --------------

            "Securitization" means the transfer or pledge of assets or interests
             --------------
  in assets to a trust, partnership,
  corporation or other entity, which transfer or pledge is funded by such entity in whole or in part by the issuance of instruments or securities that are paid principally from the cash flow derived from such assets or interests in assets.

            "S&P" means Standard & Poor's Ratings Services.
             ---

            "Spin-Off" means the distribution by ALCO to the holders of its
             --------
  common stock of all outstanding shares of common stock of the Company and all related transactions contemplated by the Preliminary Form 10, including execution and delivery of any agreements between ALCO or any of its subsidiaries, on the one hand, and the Company or any Subsidiary, on the other.

            "Spin-Off Information" means the Preliminary Form 10 and the pro
             --------------------
  forma financial statements of the Company after the Spin-Off, both of which have been delivered to the Lenders prior to the date hereof.

            "Statutory Reserve Rate" means, with respect to any currency, a
             ----------------------
  fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established any Governmental Authority of the jurisdiction of such currency to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined.
  Such reserve, liquid asset or similar percentages shall, in the case of dollars, include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "subsidiary" means, with respect to any Person (the "parent") at any
             ----------                                          ------
  date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "Subsidiary" means any subsidiary of the Company.
             ----------

            "Subsidiary Guarantee Agreement" means the Subsidiary Guarantee
             ------------------------------
  Agreement in the form of Exhibit D, made by one or more of the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Lenders.

            "Subsidiary Guarantors" means each Person listed on Schedule 1.01(b)
             ---------------------
  and each other Person that becomes party to a Subsidiary Guarantee Agreement as a Subsidiary Guarantor, and the permitted successors and assigns of each such Person.

            "Swingline Commitment" means, with respect to each Swingline Lender,
             --------------------
  the commitment of such Swingline Lender to make Swingline Loans hereunder.
  The initial amount of each Swingline Lender's Swingline Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Swingline Lender shall have assumed its Swingline Commitment, as applicable.

            "Swingline Exposure" means, at any time, the aggregate principal
             ------------------
  amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its pro rata percentage based on the Unused Commitments of the total Swingline Loans at such time.

            "Swingline Lenders" means The Chase Manhattan Bank, Bank of America
             -----------------
  Illinois, CoreStates Bank, N.A., First Union National Bank, PNC Bank, N.A. and Toronto Dominion Bank, each in its capacity as lender of Swingline Loans hereunder.

            "Swingline Loan" means a Loan in dollars made pursuant to Section
             --------------
  2.05.

            "Swingline Rate" means, for any day, the overnight money market rate
             --------------
  determined by the relevant Swingline Lender in good faith.

            "Taxes" means any and all present or future taxes, levies, imposts,
             -----
  duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Three-Month Secondary CD Rate" means, for any day, the secondary
             -----------------------------
  market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

            "Transactions" means the execution, delivery and performance by the
             ------------
  Loan Parties of the Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

            "Type", when used in reference to any Loan or Borrowing, refers to
             ----
  whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate, the Alternate Base Rate, the Canadian Prime Rate, the discount rate applicable to Acceptances or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

            "Unused Commitments" means that portion of the Commitments that has
             ------------------
  not been drawn in the form of Revolving Loans, and shall be determined based on the assumption that no Lender has defaulted in making any Revolving Loan required to be made by it hereunder. The Unused Commitment of any Lender at any time shall be the amount of such Lender's Commitment less the amount of such Lender's Revolving Loans.

            "U.S. Borrowers" has the meaning assigned to such term in the
             --------------
  preamble.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a
             --------------------
  result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02.  Classification of Loans and Borrowings.  For purposes
                           ---------------------------------------
  of this Agreement, Loans may be classified and referred to by Class (e.g., a
                                                                       ----
  "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and
                                ----
  Type (e.g., a "Eurocurrency Revolving Loan").  Borrowings also may be
        ----
  classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type
                                       ----
  (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency
   ----                                                    ----
  Revolving Borrowing").

            SECTION 1.03.  Terms Generally.  The definitions of terms herein
                           ----------------
  shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            SECTION 1.04.  Accounting Terms; GAAP.  Except as otherwise
                           -----------------------
  expressly provided herein, all terms of an
  accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the
                               --------
  Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

            SECTION 1.05.  Exchange Rates.  (a)  Not later than 1:00 p.m., New
                           ---------------
  York City time, on each Calculation Date, (i) if any Committed Currency Loan is outstanding, the Administrative Agent shall determine the Exchange Rate as of such Calculation Date with respect to each Committed Currency and shall give notice thereof to the Lenders and the Company, and (ii) if any Canadian Loan is outstanding, the Canadian Agent shall determine the Canadian Exchange Rate as of such Calculation Date with respect to Canadian Dollars and shall give notice thereof to the Administrative Agent, the Lenders and the Company. The Exchange Rates and Canadian Exchange Rates so determined shall become effective on the first Business Day or Canadian Business Day, as applicable, immediately following the relevant Calculation Date (a "Reset Date"), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Section 2.07(e), Section 2.13(i),
  Section 10.13 or any other provision expressly requiring the use of a current Exchange Rate or Canadian Exchange Rate, as applicable) be the Exchange Rates or Canadian Exchange Rate, as applicable employed in converting any amounts between dollars and Committed Currencies or Canadian Dollars, as applicable.

            (b) Not later than 5:00 p.m., New York City time, on each Reset Date and each borrowing date with respect to Committed Currency Loans, the Administrative Agent shall (i) determine the Dollar Equivalent of the aggregate principal amount of the Committed Currency Loans then outstanding (after giving effect to any Committed Currency Loans made or repaid on such date) and (ii) notify the

  Lenders and the Company of the results of such determination.

            (c) Not later than 5:00 p.m., New York City time, on each Reset Date and each borrowing date with respect to Canadian Loans, the Canadian Agent shall (i) determine the Canadian Dollar Equivalent of the aggregate principal amount of the Canadian Loans then outstanding (after giving effect to any Canadian Loans to be made or repaid on such date) and (ii) notify the Administrative Agent, the Lenders and the Company of the results of such determination.


                                   ARTICLE II

                                  The Credits
                                  -----------

            SECTION 2.01.  Commitments.  (a) Subject to the terms and conditions
                           ------------
  set forth herein, each Lender agrees to make Revolving Loans denominated in dollars or in any Committed Currency to any U.S. Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment, (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments or (iii) the Dollar Equivalent of the aggregate principal amount of all outstanding Committed Currency Loans exceeding $100,000,000. Notwithstanding any other provision contained herein, in the event that any Lender gives notice to the Administrative Agent that it is unable to fund Committed Currency Loans at a reasonable cost to it, the Administrative Agent shall, until such notice is withdrawn and to the extent necessary in order to excuse such Lender from making any Committed Currency Loans and to continue to make available to the U.S. Borrowers the full aggregate amount of the Commitments, reallocate from time to time among the Lenders the outstanding Loans denominated in dollars and the Committed Currency Loans; provided that,
                                                                 --------
  in the event that the Lenders the Commitments of which aggregate at least 66-2/3% give such notice to the Administrative Agent, the Lenders shall not be required to make any Committed Currency Loans until any such notice have been withdrawn so that the Lenders the Commitments of which aggregate at least 66-2/3% have either not given any such notice or have withdrawn any such notice.

            (b) Subject to the terms and conditions set forth herein, each Canadian Lender agrees to make Canadian Loans denominated in Canadian Dollars to the Canadian Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) the aggregate principal amount of outstanding Canadian Loan made by such Canadian Lender exceeding such Canadian Lender's Canadian Commitment, (ii) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment, (iii) the sum of the total Revolving Credit Exposures exceeding the total Commitments or (iv) the Dollar Equivalent of the aggregate principal amount of all Canadian Loans exceeding $100,000,000. Utilization of a Canadian Lender's Canadian Commitment shall constitute utilization of such Canadian Lender's Commitment for purposes hereof.

            (c) Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

            SECTION 2.02.  Loans and Borrowings.  (a)  Each Revolving Loan
                           ---------------------
  (other than Canadian Loans) shall be made as part of a Borrowing consisting of Revolving Loans denominated in the same currency and made by the Lenders ratably in accordance with their respective Unused Commitments. Each Canadian Loan shall be made as part of a Borrowing consisting of Canadian Loans made by the Canadian Lenders ratably in accordance with their Canadian Commitments. Each Acceptance shall be drawn in accordance with the procedures set forth in
  Section 2.19. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments, the Canadian Commitments
                         --------
  and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (b) Subject to Section 2.13, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans, Eurocurrency Loans in a single currency, Acceptances or Canadian Prime Rate Loans as the applicable Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurocurrency Loans in a single currency or Fixed Rate Loans as the applicable U.S. Borrower may request in accordance herewith. Each Swingline Borrowing shall be a Swingline Rate Loan. Each

  Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that
                                                                --------
  any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

            (c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000 (or the Dollar Equivalent thereof). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000;

  provided that an ABR Revolving Borrowing may be in an aggregate amount that is
  --------
  equal to the entire unused balance of the total Commitments. Each Canadian Prime Rate Loan shall be in an aggregate amount that is an integral multiple of Cdn.$1,000,000 and not less than Cdn.$5,000,000. Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $20,000,000. Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total
                 --------
  of 15 Eurocurrency Revolving Borrowings outstanding.

            (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

            SECTION 2.03.  Requests for Revolving Borrowings.   (a) To request a
                           ----------------------------------
  Revolving Borrowing (other than a Canadian Borrowing), a U.S. Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Revolving Borrowing (other than a Committed Currency Borrowing), not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Committed Currency Borrowing, not later than 10:00 a.m., London time, three Business Days before the date of the proposed Borrowing (or at such other time as shall be specified in the Alternate Procedures), or (c) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the same Business Day of the proposed Borrowing. To request

  Acceptances, the Canadian Borrower shall follow the procedures set forth in
  Section 2.19.

            (b) To request a Canadian Prime Rate Borrowing, the Canadian Borrower shall notify the Canadian Agent of such request by telephone not later than 11:00 a.m., Toronto time, on the same Canadian Business Day of the proposed Borrowing.

            (c) Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent, or the Canadian Agent, as applicable, of a written Borrowing Request in a form approved by the Administrative Agent or the Canadian Agent, as applicable, and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

            (i) the aggregate amount of the requested Borrowing;

            (ii) the date of such Borrowing, which shall be a Business Day or a Canadian Business Day, as applicable;

            (iii) whether such Borrowing is to be an ABR Borrowing, a Eurocurrency Revolving Borrowing or a Canadian Prime Rate Borrowing;

            (iv) in the case of a Eurocurrency Revolving Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period", and the currency of such Borrowing, which shall be dollars or a Committed Currency; and

            (v) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

  If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no currency is specified with respect to any requested Eurocurrency Revolving Borrowing, then the relevant U.S. Borrower shall be deemed to have selected dollars. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request for a Revolving Borrowing (other than a Canadian Borrowing) in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing. Promptly following receipt of a Borrowing Request for a Canadian Prime Rate Borrowing in accordance with this Section, the Canadian Agent shall advise the Administrative Agent and each Canadian Lender of the details thereof and of the amount of such Canadian Lender's Canadian Prime Rate Loan to be made as part of the requested Borrowing.

            SECTION 2.04.  Competitive Bid Procedure.  (a)  Subject to the terms
                           -------------------------
  and conditions set forth herein, from time to time during the Availability Period any U.S. Borrower may request Competitive Bids for Competitive Loans denominated in dollars and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the
                                                 --------
  total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the total Commitments. To request Competitive Bids, a U.S. Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the U.S.
                                                          --------
  Borrowers may submit in the aggregate up to (but not more than) four Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the applicable U.S. Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

            (i) the aggregate amount of the requested Borrowing;

             (ii) the date of such Borrowing, which shall be a Business Day;

            (iii) whether such Borrowing is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing;

             (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

              (v) the location and number of the relevant U.S. Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

  Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

              (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to any U.S. Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurocurrency Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the applicable U.S. Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

            (c) The Administrative Agent shall promptly notify the applicable U.S. Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

            (d) Subject only to the provisions of this paragraph, a U.S. Borrower may in its sole and absolute discretion accept or reject any Competitive Bid. The relevant U.S. Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurocurrency Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of
                                              --------
  such U.S. Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) such U.S. Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if such U.S. Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by such U.S. Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, such U.S. Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that
                                                         ----------------
  if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by such U.S. Borrower. A notice given by any U.S. Borrower pursuant to this paragraph shall be irrevocable.

            (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

            (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the relevant U.S. Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

            SECTION 2.05.  Swingline Loans.  (a)  Subject to the terms and
                           ----------------
  conditions set forth herein, each Swingline Lender agrees to make Swingline Loans in dollars to any U.S. Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) such Swingline Lender's Swingline Exposure exceeding such Swingline Lender's Swingline Commitment, (ii) the aggregate principal amount of outstanding Swingline Loans exceeding $100,000,000 or
  (iii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments; provided that no Swingline Lender shall be required to make a
               --------
  Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, any U.S. Borrower may borrow, prepay and reborrow Swingline Loans.

            (b) To request a Swingline Loan, a U.S. Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed relevant Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the relevant Swingline Lender of any such notice received from any U.S. Borrower. The relevant Swingline Lender shall make such Swingline Loan available to such U.S. Borrower by means of a credit by 3:00 p.m., New York City time, on the requested date of such Swingline Loan, to a dollar account designated in writing by the Borrower not less than one Business Day prior to such Loan.

            (c) The relevant Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's pro rata percentage of Unused Commitments of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the relevant Swingline Lender, such Lender's pro rata percentage of Unused Commitments of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the
                                                     ------- --------
  payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the relevant Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the relevant Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the relevant Swingline Lender. Any amounts received by any Swingline Lender from a Borrower (or other party on behalf of a Borrower) in respect of a Swingline Loan after receipt by the relevant Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the relevant Swingline Lender, as their interests may appear. The purchase of participations in a

  Swingline Loan pursuant to this paragraph shall not relieve the relevant Borrower of any default in the payment thereof.

            SECTION 2.06.  Funding of Borrowings.  (a)  Each Lender shall make
                           ----------------------
  each Loan (other than a Committed Currency Loan and a Canadian Loan) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided
                         --------
  in Section 2.05. The Administrative Agent will make such Loans available to the relevant U.S. Borrower by promptly crediting the amounts so received, in like funds, to an account of the Company maintained with the Administrative Agent in New York City and designated by the relevant U.S. Borrower in the applicable Borrowing Request or Competitive Bid Request. Each Lender shall make each Committed Currency Loan to be made by it hereunder on the proposed date thereof by wire transfer of such immediately available funds as may then be customary for the settlement of international transactions in the applicable Committed Currency, by 11:00 a.m., London time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders (or by such other time and to such other account as shall be specified in the Alternate Procedures). The Administrative Agent will make such Committed Currency Loans available to the relevant U.S. Borrower by promptly crediting the amounts so received, in like funds, to an account of the Company maintained with the Administrative Agent in London (or in such other city as shall be designated in the Alternate Procedures) and designated by such U.S. Borrower in the applicable Borrowing Request. Each Canadian Lender shall make each Canadian Prime Rate Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Toronto time, to the account of the Canadian Agent most recently designated by it for such purpose by notice to the Canadian Lenders. The Canadian Agent will make such Canadian Prime Rate Loans available to the Canadian Borrower by promptly crediting the amounts so received, in like funds, to an account of the Canadian Borrower maintained with the Canadian Agent in Toronto and designated by the Canadian Borrower in the applicable Borrowing Request.

            (b) Unless the Administrative Agent or the Canadian Agent, as applicable, shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent or the Canadian Agent, as applicable, such Lender's share of such Borrowing, the Administrative Agent or the Canadian Agent, as applicable, may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent or the Canadian Agent, as applicable, then the applicable Lender and the relevant Borrower severally agree to pay to the Administrative Agent or the Canadian Agent, as applicable, forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (x) the Federal Funds Effective Rate (in the case of a Borrowing in dollars) and (y) the rate reasonably determined by the Administrative Agent or Canadian Agent, as applicable, to be the cost to it of funding such amount (in the case of a Borrowing in Canadian Dollars or a Committed Currency) or (ii) in the case of such Borrower, the interest rate applicable to the subject Loan. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

            SECTION 2.07.  Interest Elections.  (a)  Each Revolving Borrowing
                           -------------------
  (other than Canadian Loans) initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings or Swingline Borrowings, which may not be converted or continued. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any U.S. Borrower to change the currency of any Borrowing or to convert any Committed Currency Borrowing to an ABR Borrowing.

            (b) To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent or the Canadian Agent, as applicable, of a written Interest Election Request in a form approved by the Administrative Agent or the Canadian Agent, as applicable, and signed by the relevant Borrower.

            (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

           (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

           (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

  If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then such Borrower shall be deemed to have selected an Interest Period of one month's duration.

            (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing (unless such Borrowing is a Committed Currency Borrowing, in which case such Borrowing shall become due and payable on the last day of such Interest Period). Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Revolving Borrowing in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) each Committed Currency Borrowing shall be converted into an ABR Loan at the Exchange Rate determined by the Administrative Agent on the last day of the Interest Period applicable thereto.

            (f) Each Canadian Loan initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Canadian Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of an Acceptance, may elect Interest Periods therefor, all as provided in this Section. The Canadian Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Canadian Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

            (g) To make an election pursuant to this Section, the Canadian Borrower shall notify the Canadian Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Canadian Agent of a written Interest Election Request in a form approved by the Canadian Agent and signed by the Canadian Borrower.

            (h) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

           (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Canadian Business Day;

          (iii) whether the resulting Borrowing is to be a Canadian Prime Rate Borrowing or an Acceptance; and

           (iv) if the resulting Borrowing is an Acceptance, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

  If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then such Borrower shall be deemed to have selected an Interest Period of 30 days' duration.

            (i) Promptly following receipt of an Interest Election Request, the Canadian Agent shall advise each Canadian Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (j) If the Borrower fails to deliver a timely Interest Election Request with respect to a Canadian Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Canadian Prime Rate Borrowing.

            SECTION 2.08.  Termination and Reduction of Commitments.  (a)
                           -----------------------------------------
  Unless previously terminated, the Commitments shall terminate on the Maturity Date.

            (b) The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments
                           --------
  shall be in an amount that is an integral multiple of $5,000,000 and not less than $25,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments. To the extent necessary, the Canadian Commitments of the Canadian Lenders shall be automatically reduced to ensure that such Canadian Commitments do not exceed the Commitments of such Lenders.

            (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a
                                                                --------
  notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

            SECTION 2.09.  Repayment of Loans; Evidence of Debt.  (a) Each U.S.
                           -------------------------------------
  Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Borrower on the Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan of such Borrower on the last day of the Interest Period applicable to such Loan and (iii) to the relevant Swingline Lender the then unpaid principal amount of each Swingline Loan made by such Swingline Lender on the earlier of the

  Maturity Date and the fifth day after such Swingline Loan of such Borrower is made; provided that on each date that a Revolving Borrowing or Competitive
        --------
  Borrowing is made by a Borrower, such Borrower shall repay all Swingline Loans then outstanding. The Canadian Borrower hereby unconditionally promises to pay to the Canadian Agent for the account of each Canadian Lender the then unpaid principal amount of each Canadian Prime Rate Loan on the last day of each Interest Period or the Maturity Date, if earlier.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each U.S. Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

            (d) The Canadian Agent shall maintain accounts in which it shall record (i) the amount of each Canadian Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Canadian Borrower to each Canadian Lender hereunder and (iii) the amount of any sum received by the Canadian Agent hereunder for the account of the Canadian Lenders and each Canadian Lender's share thereof.

            (e) The entries made in the accounts maintained pursuant to paragraph (b), (c) or (d) of this Section shall be prima facie evidence of the
                                                     ----- -----
  existence and amounts of the obligations recorded therein; provided that the
                                                             --------
  failure of any Lender, the Administrative Agent or the Canadian Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

            (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            SECTION 2.10.  Prepayment of Loans.  (a)  Subject to Section 2.15,
                           --------------------
  any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section; provided that (i) the Canadian Borrower shall
                                 --------
  not have the right to prepay any Acceptance and (ii) no Borrower shall have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

            (b) The relevant U.S. Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing (other than a Committed Currency Borrowing), not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of a prepayment of a Committed Currency Borrowing, not later than 10:00 a.m., London Time, three Business Days before the date of prepayment (or such other applicable time as shall be set forth in the Applicable Procedures), (iii) in the case of prepayment of an ABR Revolving Borrowing, not later than 10:30 a.m., New York City time, on the date of prepayment or (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. The Canadian Borrower shall notify the Canadian Agent by telephone (confirmed by telecopy) of any prepayment hereunder of a Canadian Prime Rate Borrowing not later than 10:00 a.m., Toronto time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in
                         --------
  connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent or the Canadian Agent, as applicable, shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in
  Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

            (c) If, on the last day of any Interest Period for any Borrowing, the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures exceeds the total Commitments, the relevant Borrower shall, on such day, prepay Revolving Loans in an amount equal to the lesser of (i) such excess and (ii) the amount of such Borrowing. If, on any Reset Date, the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures exceeds 105% of the total Commitments, then the Borrowers shall, not later than the next Business Day, prepay one or more Revolving Borrowings in an aggregate principal amount equal to the excess, if any, of the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures (in each case as of such Reset Date) over the total Commitments.

            (d) If, on the last day of any Interest Period for any Committed Currency Borrowing, the Dollar Equivalent of the aggregate principal amount of outstanding Committed Currency Loans exceeds $100,000,000 (or such other amount after giving effect to any reduction or increase thereof pursuant to this Agreement), the relevant Borrower shall, on such day, prepay such Committed Currency Borrowing in an amount equal to the lesser of (i) such excess and (ii) the amount of such Borrowing. If, on any Reset Date, the Dollar Equivalent of the aggregate principal amount of outstanding Committed Currency Loans exceeds 105% of $100,000,000 (or such other amount after giving effect to any reduction or increase thereof pursuant to this Agreement), then the Borrowers shall, not later than the next Business Day, prepay one or more Committed Currency Borrowings in an aggregate principal amount equal to the excess, if any, of the Dollar Equivalent of the aggregate principal amount of outstanding Committed Currency Loans (as of such next Reset Date) over $100,000,000 (or such other amount after giving effect to any reduction or increase thereof pursuant to this Agreement).

            (e) If, on the last day of any Interest Period for any Canadian Borrowing, the Dollar Equivalent of the aggregate principal amount of outstanding Canadian Loans exceeds $100,000,000 (or such other amount after giving effect to any reduction or increase thereof pursuant to this Agreement), the Canadian Borrower shall, on such day, prepay such Canadian Borrowing in an amount equal to the lesser of (i) such excess and (ii) the amount of such Borrowing. If, on any Reset Date, the Dollar Equivalent of the aggregate principal amount of outstanding Canadian Loans exceeds 105% of $100,000,000 (or such other amount after giving effect to any reduction or increase thereof pursuant to this Agreement), then the Canadian Borrower shall, not later than the next Canadian Business Day, prepay one or more Canadian Borrowings in an aggregate principal amount equal to the excess, if any, of the Dollar Equivalent of the aggregate principal amount of outstanding Canadian Loans (as of such next Reset Date) over $100,000,000 (or such other amount after giving effect to any reduction or increase thereof pursuant to this Agreement). Any amounts prepaid in respect of Acceptances shall be deposited by the Canadian Borrower in a cash collateral account with the Canadian Lender and invested by the Canadian Agent in short-term high-quality instruments or securities which investments shall be made at the option and sole discretion of the Canadian Agent and all amounts therein shall be used to repay Acceptances at their maturity dates.

            SECTION 2.11.  Fees.  (a)  The Company agrees to pay to the
                           -----
  Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure
  --------
  after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the
          --------
  Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (b) The Company agrees to pay to the Administrative Agent for the account of each Lender a utilization fee which shall accrue at a rate per annum equal to .050% on (i) the daily amount of the Loans outstanding during the six-month period commencing on the date of this Agreement and (ii) thereafter, on the amount of the Loans outstanding hereunder on and in respect of each day on which the aggregate Loans outstanding (or Dollar Equivalent thereof) exceed 66 2/3% of the Commitments in effect on such day. The utilization fee shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. For purposes of computing the utilization fees to each Lender, any principal amount of Competitive Loans outstanding shall be deemed to have been made by each Lender on a pro rata basis based on such Lender's Unused Commitment. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

            (c) The Canadian Borrower agrees to pay to each Canadian Lender that accepts an Acceptance on its behalf a stamping fee in advance, at a rate per annum equal to the Applicable Rate set forth under the caption "Eurocurrency Spread/Stamping Fee Rate" on the date of acceptance of each Acceptance issued by the Canadian Borrower. All stamping fees shall be calculated on the amount of the Acceptance issued and shall be completed on the basis of a year of 365 days. The stamping fee shall be in addition to any other fees payable to such Canadian Lender in connection with the issuance or discounting of such Acceptance. The discount rate for Acceptances shall be equal to Reference Rate, shall be calculated under terms customary to the practice of the Canadian Lenders and shall be based upon a year of 365 days.

            (d) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

            (e) All fees payable hereunder (except for stamping fees that are subject to paragraph (c) above) shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees and utilization fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

            (f) With respect to Canadian Loans and fees relating thereto, unless otherwise stated herein, wherever reference is made to a rate of interest "per annum" or a similar expression, such interest shall be calculated on the basis of a calendar year of 365 days or 366 days, as the case may be, and using the nominal rate method of calculation, and shall not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed reinvestment of interest.

            (g) For purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest to be paid with respect to Canadian Loans or fees relating thereto is to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 or such other period of time, as the case may be.

            SECTION 2.12.  Interest.  (a)  The Loans comprising each ABR
                           ---------
  Borrowing (other than Swingline Loans) shall bear interest at the Alternate Base Rate. Each Swingline Loan shall bear interest at the Swingline Rate, unless a participation is required to be made pursuant to subsection (c) of
  Section 2.05, in which case such Loan shall bear interest at the Alternate Base Rate.

            (b) The Loans comprising each Eurocurrency Borrowing shall bear interest (i) in the case of a Eurocurrency Revolving Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurocurrency Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

            (c) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

            (d) Each Canadian Prime Rate Loan shall bear interest at the Canadian Prime Rate.

            (e) Each Acceptance Equivalent Loan shall bear interest in accordance with Section 2.19.

            (f) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal payable in dollars of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, (ii) in the case of any other amount payable in dollars, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section and (iii) in the case of any amounts payable in Canadian Dollars 2% plus the Canadian Prime Rate.

            (g) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued
                                            --------
  pursuant to paragraph (f) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

            (h) All interest hereunder shall be computed on the basis of a year of 360 days, except (i) that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and interest on the Canadian Loans shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and (ii) as otherwise specified in the Alternate Procedures, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The applicable Canadian Prime Rate shall be determined by the Canadian Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.13.  Alternate Rate of Interest.  If prior to the
                           ---------------------------
  commencement of any Interest Period for a Eurocurrency Borrowing:

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate, as applicable, for such Interest Period; or

            (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurocurrency Competitive Loan, the Lender that is required to make such Loan) that the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; or

            (c) in the case of a Committed Currency Borrowing, the Administrative Agent determines (which determination shall be conclusive absent manifest error) that deposits in the applicable Committed Currency are not generally available, or cannot be obtained by certain categories of financial institutions represented among the Lenders, in the London interbank market or any other market in which the Lenders shall be funding such Loans;

  then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing in the affected currency shall be ineffective, and any Eurocurrency Borrowing so requested to be continued shall be converted to an ABR Borrowing at the Exchange Rate determined by the Administrative Agent on the last day of the then current Interest Period with respect thereto, (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing (other than a Committed Currency Borrowing), such Borrowing shall be made as an ABR Borrowing, (iii) if the affected currency is dollars, any request by any Borrower for a Eurocurrency Competitive Borrowing shall be ineffective and (iv) if any Borrowing Request requests a Committed Currency Borrowing in the affected currency, such request shall be ineffective; provided that (A) if the circumstances giving rise to such notice
               --------
  do not affect all the Lenders, then requests for Eurocurrency Competitive Borrowings may be made to Lenders that are not affected thereby and (B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

            SECTION 2.14.  Increased Costs; Illegality.  (a)  If any
                           ----------------------------
  Governmental Authority shall have in effect any reserve, liquid asset or similar requirement with respect to any category of deposits or liabilities customarily used to fund loans in any currency, or by reference to which interest rates applicable to Loans in such currency are determined, and the result of such requirement shall be to increase the cost to any Lender of making or maintaining any Eurocurrency Loan or Fixed Rate Loan in such currency, and such Lender shall deliver to the Company a notice requesting compensation under this paragraph and setting forth the applicable Statutory Reserve Rate, then the Company will pay or cause the applicable Borrower to pay to such Lender on each Interest Payment Date with respect to each affected Loan an amount equal to the difference between (i) the interest payable on such Loan on such date and (ii) the interest that would have been payable had such Loan borne interest at a rate equal to (A) the LIBO Rate for the applicable Interest Period multiplied by the applicable Statutory Reserve Rate plus (B) the Applicable Rate or Margin applicable to such Loan.

            (b) If any Change in Law shall impose on any Lender or the London interbank market (or any other market in which the funding operations of such Lender shall be conducted with respect to any Committed Currency) any condition affecting this Agreement or Eurocurrency Loans, Fixed Rate Loans or Acceptances made by such Lender (other than any reserve, liquid asset or similar requirement referred to in paragraph (a) above), and the result thereof shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan, Fixed Rate Loan or Acceptance (or of maintaining its obligation to make any such Loan or Acceptance) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Company will pay or cause the applicable Borrower to pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no additional amount shall be paid by the Company or any other Borrower to compensate such Lender for any additional costs incurred or reduction suffered as a result of any Change in Law affecting Excluded Taxes.

            (c) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

            (d) A certificate of a Lender, setting forth (i) the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a), (b) or (c) of this Section and
  (ii) a reasonably detailed explanation of the calculation of such amount or amounts shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay or cause the applicable Borrower to pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            (e) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that neither the Company
                                              --------
  nor any other Borrower shall be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change
                                            -------- -------
  in Law giving rise to such increased costs or reductions is retroactive, then the

  270-day period referred to above shall be extended to include the period of retroactive effect thereof.


            (f) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

            (g) Notwithstanding any other provision of this Agreement, if, after the date hereof, (i) any Change in Law shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan, or
  (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impracticable for any Lender to make Loans denominated in the relevant Committed Currency or to, or for the account of, the applicable Borrower, then, by written notice to the Company and to the Administrative Agent:

            (i) such Lender may declare that Eurocurrency Loans (in the affected currency or currencies) will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurocurrency Loans), whereupon such Lender shall not submit a Competitive Bid in response to a request for a Eurocurrency Competitive Loan and any request for a Eurocurrency Borrowing (in the affected currency or currencies) (or to convert an ABR Borrowing to a Eurocurrency Borrowing or to continue a Eurocurrency Borrowing or a Committed Currency Borrowing (in the affected currency or currencies), as the case may be, for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan or a Loan denominated in dollars, as the case may be (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurocurrency Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

          (ii) such Lender may require that all outstanding Eurocurrency Loans (in the affected currency or currencies) made by it be converted to ABR Loans or Loans denominated in dollars, as the case may be, in which event all such Eurocurrency Loans (in the affected currency or currencies) shall be automatically converted to ABR Loans or Loans denominated in dollars, as the case may be, as of the effective date of such notice as provided in paragraph (h) below.

  In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurocurrency Loans that would have been made by such Lender or the converted Eurocurrency Loans of such Lender shall instead be applied to repay the ABR Loans or Loans denominated in dollars, as the case may be, made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans or Loans denominated in dollars, as the case may be.

            (h) For purposes of this Section 2.14, a notice to the Company by any Lender shall be effective as to each Eurocurrency Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurocurrency Loan; in all other cases such notice shall be effective on the date of receipt by the Company.

            SECTION 2.15.  Break Funding Payments.  In the event of (a) the
                           -----------------------
  payment or prepayment (voluntary or otherwise) of any principal of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of an Interest Period or maturity date applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the conversion of any Committed Currency Loan to an ABR Loan pursuant to this Agreement, (d) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (e) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (f) the assignment of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of the Interest Period or maturity date applicable thereto as a result of a request by any Borrower pursuant to Section 2.18, then, in any such event, such Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (and in the case of any conversion of Committed Currency Loans to dollar denominated Loans, such loss, cost or expense shall also include any loss, cost or expense sustained by a Lender as a result of its inability to convert dollars received by it into amounts of the applicable Committed Currency equal to the amount of its Committed Currency Loans). In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on such Loan had such event not occurred, at the LIBO Rate in the case of a Eurocurrency Loan or discount rate in the case of an Acceptance that would have been applicable to such Loan or Acceptance, for the period from the date of such event to the last day of the then current Interest Period therefor or the maturity date thereof (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits of a comparable amount and period from other banks. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The relevant Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            SECTION 2.16.  Taxes.  (a)  Any and all payments by or on account of
                           ------
  any obligation of any Loan Party hereunder and under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Loan Party shall be required to
                        --------
  deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the Canadian Agent or the Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) (i) The relevant Loan Party shall indemnify the Administrative Agent, the Canadian Agent and each Lender, within 20 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, the Canadian Agent or such Lender on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses (other than those resulting solely from a failure by the Administrative Agent, the Canadian Agent or such Lender, as the case may be, to pay, within a reasonable period of time after receipt of notice and demand for payment, any Indemnified Taxes or Other Taxes for which it is entitled to receive an indemnification payment) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability, setting forth in reasonable detail the basis and computation thereof, delivered to the Company by a Lender or by the Administrative Agent or the Canadian Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

            (ii) If the Administrative Agent, the Canadian Agent or any Lender shall become aware that it is entitled to receive a refund of Indemnified Taxes or Other Taxes, it shall promptly notify the relevant Borrower thereof and, at such Borrower's request, shall apply for such refund at such Borrower's expense. If the Administrative Agent, the Canadian Agent or any Lender receives a refund of any Indemnified Taxes or Other Taxes for which the Administrative Agent, the Canadian Agent or such Lender has received payment from the relevant Borrower hereunder, it shall promptly notify such Borrower thereof and shall promptly repay such refund to such Borrower without interest, except to the extent interest shall have accompanied such refund.

            (iii) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.16(c) shall survive the payment in full of principal and interest hereunder.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to the relevant Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the relevant Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall deliver to the Company (with a copy to the Administrative Agent), on or before the time such Foreign Lender (or the assignee thereof) becomes a party to this Agreement (or designates a new lending office), and at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate. In addition, each Foreign Lender shall deliver such documentation promptly upon the obsolescence or invalidity of any documentation previously delivered by such Foreign Lender.

            SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of
                           --------------------------------------------------
  Set-offs.  (a)  Each U.S. Borrower and each Subsidiary Guarantor shall make
  ---------
  each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) from a Payment Location in the United States or in the United Kingdom prior to 12:00 noon, New York City time (or, in the case of any Committed Currency Loans, from such other Payment Location or by such other time as shall be specified in the Alternate Procedures), on the date when due, in immediately available funds, without set-off or counterclaim. The Canadian Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 2:00 p.m., Toronto time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent or the Canadian Agent, as applicable, be deemed to have been received on the next succeeding Business Day or Canadian Business Day, as applicable, for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent in dollars at its offices at 270 Park Avenue, New York, New York (or in the applicable Committed Currency to the Administrative Agent at its office at Trinity Tower, 9 Thomas Moore Street, London), or at such other offices as shall be specified in the Alternate Procedures or to the Canadian Agent in Canadian Dollars at its office at 55 King Street at Bay Street, Toronto, as applicable, except payments to be made directly to the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent or the Canadian Agent, as applicable, shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day or Canadian Business Day, as applicable, the date for payment shall be extended to the next succeeding Business Day or Canadian Business Day, as applicable, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All Loans, facility fees and utilization fees hereunder, other than as set forth in the next two succeeding sentences, shall be denominated and made, and all payments hereunder (whether of principal, interest or otherwise) shall be made, in dollars. All Eurocurrency Revolving Loans may be denominated and made in Committed Currencies as expressly provided herein and principal of and interest on any Eurocurrency Revolving Loan made in a Committed Currency shall be paid in such Committed Currency. All Canadian Loans hereunder shall be denominated and made, and all payments hereunder in respect thereof (whether of principal, interest or acceptance fees) shall be made, in Canadian Dollars.

            (b) If at any time insufficient funds are received by and available to the Administrative Agent or the Canadian Agent, as applicable, to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

            (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans (or Canadian Loans, in the case of Canadian Lenders) or participations in Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans (or Canadian Loans, in the case of Canadian Lenders) and participations in Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans (or Canadian Loans, in the case of Canadian Lenders) and participations in Swingline Loans of other Lenders (or other Canadian Lenders, in the case of Canadian Loans) to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans (or Canadian Loans, in the case of Canadian Lenders) and participations in Swingline Loans; provided that (i) if any such
                                     --------
  participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Borrower or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

            (d) Unless the Administrative Agent shall have received notice from the relevant Loan Party prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that such Loan Party will not make such payment, the Administrative Agent may assume that such Loan Party has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if such Loan Party has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, (i) in the case of a Borrowing in dollars, at the Federal Funds Effective Rate, and (ii) in the case of a Borrowing in a Committed Currency, at the rate reasonably determined by the Administrative Agent to be the cost of funding such amount.

            (e) Unless the Canadian Agent shall have received notice from the Canadian Borrower prior to the date on which any payment is due to the Canadian Agent for the account of the Canadian Lenders hereunder that the Canadian Borrower will not make such payment, the Canadian Agent may assume that the Canadian Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Canadian Lenders the amount due. In such event, if the Canadian Borrower has not in fact made such payment, then each of the Canadian Lenders severally agrees to repay to the Canadian Agent forthwith on demand the amount so distributed to such Canadian Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Canadian Agent, at the rate reasonably determined by the Canadian Agent to be the cost of funding such amount.

            (f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(b) or 2.17(d) or (e), then the Administrative Agent or the Canadian Agent, as applicable, may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by it for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.18.  Mitigation Obligations; Replacement of Lenders.  (a)
                           -----------------------------------------------
  If any Lender requests compensation under

  Section 2.14, or if any Borrower is required to pay any additional amount or indemnification payment to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense (including the fees referred to in Section 10.04(b)) and effort, upon notice to such Lender and the Administrative Agent or the Canadian Agent, as applicable, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under the Loan Documents (other than any outstanding Competitive Loans held by it, but including its Canadian Commitment, in the case of a Canadian Lender) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company
                                                --------
  shall have received the prior written consent of the Administrative Agent or the Canadian Agent, as applicable (and, if a Commitment is being assigned, the Swingline Lenders), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

            SECTION 2.19.  Acceptances.  (a)  Acceptance Commitment.  Subject to
                           ------------       ----------------------
  the terms and conditions hereof, (i) each Canadian Lender severally agrees that the Canadian Borrower may issue, and such Lender shall accept, Drafts denominated in Canadian Dollars, in minimum denominations of Cdn.$100,000 or a whole multiple thereof and in minimum aggregate amounts of Cdn.$5,000,000 or any greater whole multiple of Cdn.$1,000,000, each in accordance with the provisions of this Section from time to time until the Maturity Date in an aggregate face amount at any one time outstanding which, together with the aggregate outstanding principal amount of such Canadian Lender's Canadian Prime Rate Loans, shall not exceed such Lender's Canadian Commitment; provided, however, that the Canadian Borrower shall not be entitled to request
  --------  -------
  any Acceptance that, if made, would result in more than 10 Acceptance Borrowings outstanding hereunder at any time. For purposes of this Agreement, the full face value of an Acceptance, without discount, shall be used when calculations are made to determine the outstanding amount of a Canadian Lender's Acceptances.

            (b)  Terms of Acceptance.  Each Draft shall be accepted by a
                 -------------------
  Canadian Lender, upon the written request of the Canadian Borrower, given in accordance with paragraph (c), by the completion and acceptance by such Canadian Lender of a Draft (i) payable in Canadian Dollars, drawn by such Borrower on such Canadian Lender in accordance with this Agreement, to the order of such Canadian Lender and (ii) maturing prior to the Maturity Date on a Canadian Business Day that occurs approximately 30, 60 or 90 days (or a lesser or greater number of days, subject to availability, after the date of such Draft and on or prior to the Maturity Date) thereafter.

            (c)  Borrowing Request and Discount of Acceptances.
                 ---------------------------------------------

            (i) With respect to each requested acceptance of Drafts, the Canadian Borrower shall give the Canadian Agent a Borrowing Request (which shall be irrevocable and may be by telephone confirmed in writing within one Canadian Business
       Day) to be received prior to 12:00 (noon), Toronto time, two Canadian Business Days prior to the date of the requested acceptance, specifying:

                  (A) the date on which such Drafts are to be accepted;

                  (B) the aggregate face amount of such Drafts;

                  (C) the maturity date of such Acceptances; and

                  (D) such additional information as the Canadian Agent or any
            Canadian Lender may reasonably from time to time request to be included in such notices.

            (ii) Upon receipt of a Borrowing Request, the Canadian Agent shall promptly notify each Canadian Lender of the contents thereof and of such Canadian Lender's ratable share of the Acceptances requested thereunder. The aggregate face amount of the Drafts to be accepted by a Canadian Lender shall be determined by the Canadian Agent by reference to the respective Canadian Commitments of the Canadian Lenders. Not later than 2:00 p.m., Toronto time, on the date of such notification each Canadian Lender shall give telegraphic or telex notice to the Canadian Agent's Lending Office of such Lender's acceptance of such Draft or Drafts pursuant to the Borrowing Request.

            (iii) Not later than 10:00 a.m., Toronto time, on the date of the acceptance of a Draft, each Reference Lender shall notify the Canadian Agent of the discount rate at which such Lender will discount the Draft or Drafts to be accepted by such Canadian Lender hereunder on such date and the Canadian Agent shall as soon as practicable thereafter advise the Canadian Borrower and each Canadian Lender of the Reference Rate. Not later than 2:00 p.m., Toronto time, on such date each Canadian Lender shall, subject to the fulfillment of the applicable conditions precedent specified in Section 4.01 and subject to the provisions of paragraph (e) of this Section, (a) on the basis of the information supplied by the Canadian Agent, as aforesaid, complete a Draft or Drafts of the Canadian

       Borrower by filling in the amount, date and maturity date thereof in accordance with the applicable Borrowing Request, (b) duly accept such Draft or Drafts, (c) discount the Acceptance or Acceptances created thereby, (d) give the Canadian Agent telegraphic or telex notice of such Canadian Lender's acceptance of such Draft or Drafts, confirming the discount rate at which it discounted the Acceptance or Acceptances (which discount rate shall be equal to the Reference Rate) and the amount paid to the Canadian Agent for the account of Canadian Borrower and (e) remit to the Canadian Agent in Canadian Dollars in immediately available funds an amount equal to the proceeds of such discount. Upon receipt by the Canadian Agent of such sums from the Canadian Lenders, the Canadian Agent shall make the aggregate amount thereof available to the Canadian Borrower. The stamping fee with respect to any Acceptance of any Canadian Lender shall be deducted from the discount proceeds payable by such Lender hereunder.

            (iv) Each extension of credit hereunder through the acceptance of Drafts shall be made simultaneously and pro rata by the Canadian Lenders in accordance with their respective Canadian Commitments; provided,
                                                                 --------
       however, that the failure of any Lender to accept any Acceptance shall
       -------
       not relieve any other Lender of its obligation to accept Acceptances hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to accept any Acceptance required to be accepted by such other Lender).

            (d)  Acceptance Obligation.  The Canadian Borrower is obligated, and
                 ---------------------
  hereby unconditionally agrees, to pay to each Canadian Lender the face amount of each Acceptance created by such Lender in accordance with a Borrowing Request pursuant to paragraph (c) on the maturity date thereof or on such earlier date as may be required pursuant to provisions of this Agreement.
  With respect to each Acceptance which is outstanding hereunder, the Canadian Borrower shall notify the Canadian Agent prior to 11:00 a.m., Toronto time, three Canadian Business Days prior to the maturity date of such Acceptance (which notice shall be irrevocable) of such Borrower's intention to issue Acceptances on such maturity date to provide for the payment of such maturing Acceptance and shall deliver a Borrowing Request to the Canadian Agent. Any repayment of an

  Acceptance must be made at or before 2:00 p.m. (Toronto time) on the maturity date of such Acceptance. If any Acceptance Obligation is not paid when due, it shall bear interest, payable on demand, at a rate per annum equal to 2% over the Canadian Prime Rate in effect from time to time, from the due date thereof to the date of payment thereof. The Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Lender in respect of any Acceptances accepted by such Canadian Lender under this Agreement which might exist solely by reason of those Acceptances being held, at the maturity thereof, by that Canadian Lender in its own right and the Canadian Borrower agrees not to claim any days of grace if that Canadian Lender, as holder, sues the Canadian Borrower on those Acceptances for payment of the amounts payable by the Canadian Borrower thereunder.

            (e)  Supply of Drafts.  To enable the Canadian Lenders to accept
                 ----------------
  Drafts in the manner specified in this Section, the Canadian Borrower shall supply to each Canadian Lender upon the execution of this Agreement and thereafter from time to time forthwith upon request by such Canadian Lender a sufficient number of blank Drafts conforming with the requirements of this Agreement and duly executed on behalf of the Canadian Borrower, which such Canadian Lender shall hold in safekeeping. The Canadian Borrower hereby authorizes and requests each Canadian Lender in accordance with each Borrowing Request received from the Canadian Borrower pursuant to paragraph (c) to take the measures with respect to a Draft or Drafts of the Canadian Borrower then in possession of such Lender specified in paragraph (c)(iii) and in accordance with the Borrowing Request. In case any authorized signatory of the Canadian Borrower whose signature shall appear on any Draft shall cease to have such authority before the acceptance of a Draft with respect to such Draft, the obligations of the Canadian Borrower hereunder and under such Acceptance shall nevertheless be valid for all purposes as if such authority had remained in force until such creation. The Canadian Agent and each Canadian Lender shall be fully protected in relying upon any instructions received from the Canadian Borrower (orally or otherwise) without any duty to make inquiry as to the genuineness of such instructions. The Canadian Agent and each Canadian Lender shall be entitled to rely on instructions received from any person identifying himself (orally or otherwise) as a duly authorized officer of the Canadian Borrower and shall not be liable for any errors, omissions, delays or interruptions in the transmission of such instructions, except for those arising by reason of the gross negligence or wilful misconduct of the Canadian Agent or such Canadian Lender, as the case may be.

            (f) No Canadian Lender shall be responsible or liable for its failure to accept a Draft if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrower to provide the Drafts described in paragraph (e) above to such Canadian Lender on a timely basis nor shall any Canadian Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such Draft except loss or improper use arising by reason of the gross negligence or wilful misconduct of such Canadian Lender.

            (g)  Rights of Canadian Lender as to Acceptances.  Neither the
                 -------------------------------------------
  Canadian Agent nor any Canadian Lender shall have any responsibility as to the application of the proceeds by the Canadian Borrower of any discount of any Acceptances. For greater certainty, each Canadian Lender may, at any time, purchase Acceptances issued by the Canadian Borrower and may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Acceptances accepted and/or purchased by it.

            (h)  Acceptance Equivalent Loans.  Whenever a Canadian Borrower
                 ---------------------------
  delivers a Borrowing Request to the Canadian Agent under this Agreement requesting the Canadian Lenders to accept Drafts, a Canadian Lender may at its option, in lieu of accepting Drafts, make an Acceptance Equivalent Loan. On each date on which Drafts are to be accepted, subject to the same terms and conditions applicable to the acceptance of Drafts, any Canadian Lender that elects to make an Acceptance Equivalent Loan, upon delivery by the Canadian Borrower of an executed Discount Note payable to the order of such Canadian Lender, will remit to the Canadian Agent in immediately available funds for the account of the Canadian Borrower the Acceptance equivalent discount proceeds in respect of the Discount Notes issued by the Canadian Borrower to the Canadian Lender.

            (i)  Terms Applicable to Discount Notes.  The term "Acceptance" when
                 ----------------------------------
  used in this Agreement shall be construed to include Discount Notes and all terms of this Agreement applicable to Acceptances shall apply equally to Discount Notes evidencing Acceptance Equivalent Loans with such changes as may in the context be necessary (except that no

  Discount Note may be sold, rediscounted or otherwise disposed of by the Canadian Lender making Acceptance Equivalent Loans). For greater certainty:

            (i) a Discount Note shall mature and be due and payable on the same date as the maturity date for Acceptances specified in the applicable Borrowing Request;

            (ii) a stamping fee will be payable in respect of a Discount Note and shall be calculated at the same rate and in the same manner as the stamping fee in respect of an Acceptance; and

            (iii) an Acceptance Equivalent Loan made by a Canadian Lender will be considered to be part of a Canadian Lender's outstanding Acceptances for all purposes of this Agreement.


                                  ARTICLE III

                         Representations and Warranties
                         ------------------------------

            The Company represents and warrants as to itself and its Subsidiaries (and each other Borrower represents and warrants as to itself and its subsidiaries, as applicable) to the Lenders that:

            SECTION 3.01.  Organization; Powers.  Each of the Company and its
                           ---------------------
  Subsidiaries, including the Delaware Borrower and the Canadian Borrower, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.02.  Authorization; Enforceability.  The Transactions are
                           ------------------------------
  within each Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each Loan Document has been duly executed and delivered by each Loan Party and constitutes, or when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            SECTION 3.03.  Governmental Approvals; No Conflicts.  The
                           -------------------------------------
  Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Borrower or any of its subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower or any of its subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Borrower or any of its subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Borrower or any of its subsidiaries.

            SECTION 3.04.  Financial Condition; No Material Adverse Change.
                           ------------------------------------------------
  (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended September 30, 1996, reported on by Ernst & Young LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

            (b) Since September 30, 1996, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

            SECTION 3.05.  Properties.  (a)  Each of the Borrowers and its
                           -----------
  subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for Permitted Encumbrances.

            (b) Each of the Borrowers and its subsidiaries owns, or is licensed to use, all trademarks, trade names,

                                                                              69
  copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrowers and their subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.06.  Litigation and Environmental Matters.  (a) There are
                           -------------------------------------
  no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened against or affecting any Borrower or any of its subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement, any other Loan Document or the Transactions.

            (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company, any other Borrower nor any of their respective subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become aware that it is subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
  (iv) knows of any other basis for any Environmental Liability which is reasonably expected to be asserted.

            (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

            SECTION 3.07.  Compliance with Laws and Agreements.  Each of the
                           ------------------------------------
  Borrowers and its subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

            SECTION 3.08.  Investment and Holding Company Status.  None of the
                           --------------------------------------
  Borrowers nor any of their respective subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 3.09.  Taxes.  Each of the Company and its Subsidiaries has
                           ------
  timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.10.  ERISA.  No ERISA Event has occurred or is reasonably
                           ------
  expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

            SECTION 3.11.  Disclosure.  None of the written reports, financial
                           -----------
  statements, certificates or other information (including the Spin-Off Information) furnished by or on behalf of the Borrower or any of its subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of the Loan Documents or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with
                        --------
  respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

            SECTION 3.12.  Subsidiaries.  Schedule 3.12 sets forth as of the
                           -------------
  Effective Date a list of all Subsidiaries and the percentage ownership interest of the Company therein. Schedule 3.12 also sets forth as of the Effective Date all Material Subsidiaries that are incorporated within the United States of America. As of the Effective Date, the shares of capital stock of such Subsidiaries will be fully paid and non-assessable and such shares and other ownership interests so indicated by Schedule 3.12 will be owned by the Company, directly or indirectly, free and clear of all Liens.

            SECTION 3.13.  Solvency.  On the Effective Date and immediately
                           ---------
  after the consummation of the Spin-Off, (a) the fair value of the assets of the Company, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Company will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Company does not intend to incur and does not believe it will incur debts and liabilities, subordinated, contingent or otherwise, beyond its ability to pay such debts and liabilities as they become absolute and matured; and (d) the Company will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date and the Spin-Off.

            SECTION 3.14.  Federal Reserve Regulations.  (a) None of the
                           ----------------------------
  Borrowers is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

            (b) No part of the proceeds of the Loans has been or will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of the provisions of the Regulations of the Board, including, without limitation, Regulation G, U or X thereof. Not more than 25% of the assets subject to the restrictions of Sections 6.02 and 6.03 will at any time consist of Margin Stock.


                                   ARTICLE IV

                                   Conditions
                                   ----------

            SECTION 4.01.  Effective Date.  The obligations of the Lenders to
                           ---------------
  make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

            (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

            (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Morgan, Lewis & Bockius LLP, U.S. Counsel for the U.S. Borrowers and Subsidiary Guarantors, and Patricia E. Armstrong, Canadian counsel for the Canadian Borrower, in each case substantially in the form of Exhibits B-1 and B-2, respectively, and covering such other matters relating to the Loan Parties, this Agreement, the other Loan Documents or the Transactions as the Required Lenders shall reasonably request. Each Borrower hereby requests such counsel to deliver such opinion.

            (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement, the other Loan Documents the Transactions and the Spin-Off, all in form and substance satisfactory to the Administrative Agent and its counsel.

            (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company or the relevant Loan Party, confirming
       (i) compliance with the conditions set forth in paragraphs (a) and (b) of
       Section 4.02 and (ii) that all governmental and third-party approvals necessary or advisable in connection with the Spin-Off and the Transactions contemplated hereby and the continuing operations of the Company and its Subsidiaries after the Spin-Off have been obtained and are in full force and effect, and all applicable waiting periods have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Spin-Off or any of the Transactions contemplated hereby.

            (e) The Administrative Agent shall have received the Subsidiary Guarantee Agreement duly executed by all parties thereto.

            (f) The Administrative Agent shall have received the Indemnity, Subrogation and Contribution Agreement duly executed by all parties thereto.

            (g) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Company, in form and substance reasonably satisfactory to the Lenders, confirming the solvency of the Company and its Subsidiaries after giving effect to the initial Loans hereunder and the use of proceeds thereof.

            (h) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

  The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on January 31, 1997 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

            SECTION 4.02.  Each Credit Event.  The obligation of each Lender to
                           ------------------
  make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

            (a) The representations and warranties of each Loan Party set forth in each Loan Document shall be true and correct on and as of the date of such Borrowing. Notwithstanding anything contained in this Agreement to the contrary, the Spin-Off in itself shall not be deemed a material adverse change to the extent that it is consummated in all material respects in accordance with the Spin-Off Information.

            (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

  Each Borrowing shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in paragraphs
  (a) and (b) of this Section.

            SECTION 4.03.  First Credit Event.  The obligation of each Lender to
                           -------------------
  make a Loan on the occasion of the initial Borrowing is subject to the satisfaction of the following conditions:

            (a) The Administrative Agent shall (i) be satisfied with the arrangements for the repayment of approximately $600 million of intercompany debt of the Company to ALCO or any Affiliate of ALCO with the proceeds of the initial Borrowing; and (ii) have received satisfactory evidence that the balance of intercompany debt owed by the Company has been converted to equity;

            (b) The Administrative Agent shall have received satisfactory evidence that all material assets, if any, to be transferred by ALCO to the Company in connection with the Spin-Off as contemplated by the Spin-Off Information shall have been transferred on or prior to the date of the initial Borrowing; and

            (c) The Administrative Agent and each Lender shall have received copies of a certificate in form and substance satisfactory to the Administrative Agent, dated the date of the initial Borrowing and signed by a Financial Officer of the Company, confirming the solvency of the Company and the Subsidiaries on a consolidated basis after giving effect to the initial Borrowings and the use of proceeds thereof.

            SECTION 4.04.  First Credit Event after the Spin-Off.  The
                           --------------------------------------
  obligation of each Lender to make a Loan on the occasion of the first Borrowing after the Spin-Off is subject to receipt by the Administrative Agent and each Lender of copies of a certificate in form and substance satisfactory to the Administrative Agent, dated the date of such Borrowing and signed by a Financial Officer of the Company, confirming that (i) the Spin-Off has been consummated in all material respects with respect to the Company in accordance with the Spin-Off Information and all applicable laws, (ii) immediately prior to the Spin-Off, no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, shall have occurred and (iii) immediately after giving effect to the Spin-Off, no Default shall have occurred and be continuing.


                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

            Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full, the Company covenants and agrees with the Lenders that:

            SECTION 5.01.  Financial Statements and Other Information.  The
                           -------------------------------------------
  Company will furnish to the Administrative Agent and each Lender:

            (a) within 120 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

            (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

            (c) prior to consummation of the Spin-Off, copies of the Form 10 Registration Statement relating to the Spin-Off in the form in which it is declared effective by the Securities and Exchange Commission;

            (d) concurrently with each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether any Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth a computation in reasonable detail of the Leverage Ratio as of the last day of the fiscal year or fiscal quarter in respect of which financial statements are being delivered, (iii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.08 and 6.09,
       (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (v) stating whether there is any Material Subsidiary that is organized in the United States of America and that is not a Subsidiary Guarantor;

            (e) promptly after the same become publicly available, copies of all proxy statements and Forms 8-K, 10-K and 10-Q filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

            (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may reasonably request.

            SECTION 5.02.  Notices of Material Events.  The Company will furnish
                           ---------------------------
  to the Administrative Agent and each Lender prompt written notice of the following:

            (a) the occurrence of any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $10,000,000; and

            (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

  Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth in reasonable detail the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 5.03.  Existence; Conduct of Business.  The Company will,
                           -------------------------------
  and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not
                                           --------
  prohibit any merger, consolidation, liquidation or dissolution permitted under
  Section 6.04.

            SECTION 5.04.  Payment of Obligations.  The Company will, and will
                           -----------------------
  cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.05.  Maintenance of Properties; Insurance.  The Company
                           -------------------------------------
  will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations or, in lieu thereof, the Company or any one or more of its Subsidiaries will maintain or cause to be maintained a system or systems of self-insurance which will be in accord with the approved practices of companies owning or operating properties of a similar character and maintaining such systems, and, in such cases of self-insurance, maintain or cause to be maintained an insurance reserve in adequate amounts.

            SECTION 5.06.  Books and Records; Inspection Rights.  The Company
                           -------------------------------------
  will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in all material respect in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and, subject to a representative of the Company being present, independent accountants, all at such reasonable times and as often as reasonably requested.

            SECTION 5.07.  Compliance with Laws.  The Company will, and will
                           ---------------------
  cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.08.  Use of Proceeds.  The proceeds of the Loans will be
                           ----------------
  used only to repay approximately $600 million of intercompany debt of the Company to ALCO and for general corporate purposes (including acquisitions) of the Borrowers. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.

            SECTION 5.09.  Ownership of Delaware Borrower and Canadian Borrower.
                           -----------------------------------------------------
  The Company will at all times when such Subsidiary has any outstanding Loan hereunder maintain ownership of 100% of the capital stock and voting securities of each of the Delaware Borrower and the Canadian Borrower, other than qualifying shares held by the directors of such Subsidiary.

            SECTION 5.10.  Further Assurances.  The Company will cause any
                           -------------------
  subsequently acquired or organized Material Subsidiary that is organized within the United States of America (and any other Subsidiary that hereafter becomes such a Material Subsidiary) to execute a Subsidiary Guarantee Agreement and an Indemnity, Subrogation and Contribution Agreement in favor of the Administrative Agent.

                                 ARTICLE VI

                              Negative Covenants
                              ------------------

            Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full, the Company covenants and agrees with the Lenders that:

            SECTION 6.01.  Indebtedness.  The Company will not permit any
                           -------------
  Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness created hereunder;

            (b) Indebtedness existing on the date hereof and set forth in
       Schedule 6.01 and extensions, refundings, refinancings, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

            (c) Indebtedness of any Subsidiary to the Company or any other Subsidiary;

            (d) Guarantees by any Subsidiary or by the Company of Indebtedness of the Company or any other Subsidiary;

            (e) Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such
                                                 --------
       Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and
       (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) plus Indebtedness permitted by clauses (f) and (g) of this Section plus the aggregate sale price of all arrangements permitted by
       Section 6.03 shall not exceed at any time outstanding 10% of Consolidated Net Worth as shown on the most recent consolidated balance sheet of the Company and its Subsidiaries delivered pursuant to Section 5.01;

            (f) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such
                    --------
       Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) plus Indebtedness permitted by clauses (e) and (g) of this Section plus the aggregate sale price of all arrangements permitted by Section 6.03 shall not exceed at any time outstanding 10% of Consolidated Net Worth as shown on the most recent consolidated balance sheet of the Company and its Subsidiaries delivered pursuant to Section 5.01; and

            (g) other unsecured Indebtedness of all Subsidiaries; provided that
                                                                  --------
       the aggregate principal amount of Indebtedness permitted by this clause
       (g) plus Indebtedness permitted by clauses (e) and (f) of this Section plus the aggregate sale price of all arrangements permitted by Section
       6.03 shall not exceed at any time outstanding 10% of Consolidated Net Worth as shown on the most recent consolidated balance sheet of the Company and its Subsidiaries delivered pursuant to Section 5.01.

            The Company will not create, incur, assume or permit to exist any Indebtedness of the Company, other than Indebtedness included in Consolidated Total Debt, in an aggregate principal amount at any time outstanding in excess of $25,000,000; provided, however, that such dollar limitation shall not apply
                  --------  -------
  to any Indebtedness or Guarantee described in clauses (c) and (d) of this
  Section 6.01.

            SECTION 6.02.  Liens.  The Company will not, and will not permit any
                           ------
  Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (a) Permitted Encumbrances;

            (b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02;

       provided that (i) such Lien shall not apply to any other property or
       --------
       asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that
                                                                  --------
       (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (d) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such
                                                  --------
       security interests secure Indebtedness permitted by clause (e) of
       Section 6.02, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and
       (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

            (e) Liens arising in connection with (i) a Securitization in Canada in an amount not exceeding at any time Cdn. $95,000,000 of sold receivables outstanding and (ii) any additional Securitizations (including in Canada) in an amount not exceeding at any time $200,000,000 (including the Canadian Dollar Equivalent of any such Securitization in Canada) of sold receivables outstanding, limited in each case to the accounts receivable sold or transferred and interests therein or in any trust or similar entity utilized to effect such Securitizations;

            (f) any Lien with respect to other deposits made to secure liability to insurance carriers under insurance or self-insurance arrangements;

            (g) any Lien securing reimbursement obligations under letters of credit, provided in each case that such Liens cover only the title
               --------
       documents and related goods (and any proceeds thereof) covered by the related letter of credit;

            (h) any attachment or judgment Lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal or review, or shall not have been discharged within 30 days after expiration of any such stay; and

            (i) any Lien on property or assets of any Subsidiary securing Indebtedness of such Subsidiary owing to the Company or any Subsidiary;

       provided that (i) such Lien shall not apply to any other property or
       --------
       asset of such Subsidiaries and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.

            SECTION 6.03.  Sale and Lease-Back Transactions.  The Company will
                           ---------------------------------
  not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any arrangement with any Person (other than a Subsidiary) whereby it shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for any such arrangement or arrangements with an aggregate sale price not exceeding, together with the aggregate principal amount of Indebtedness permitted by clauses (e), (f) and (g) of Section 6.01, 10% of Consolidated Net Worth as shown on the most recent consolidated balance sheet of the Company and its Subsidiaries delivered pursuant to Section 5.01 (it being understood that this Section 6.03 shall not apply to any sale of real estate in contemplation of imminent replacement or relocation of facility and related short-term lease of such real estate).

            SECTION 6.04.  Fundamental Changes.  The Company will not, and will
                           --------------------
  not permit any Material Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Subsidiary may merge with or into any other Person in a transaction in which the surviving entity is a Subsidiary, (iii) any Material Subsidiary (other than the Delaware Borrower or the Canadian Borrower unless (x) to any Loan Party or (y) such Borrower first repays all its Obligations hereunder and agrees in writing not to effect any additional Borrowings hereunder) may sell, transfer, lease or otherwise dispose of all or substantially all its assets to any other Person, (iv) any Material Subsidiary (other than the Delaware Borrower or the Canadian Borrower unless such entity first repays all its Obligations hereunder and agrees in writing not to effect any additional Borrowings hereunder) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders and (v) the foregoing shall not restrict any Securitization referred to in Section 6.02(e).

            SECTION 6.05.  Leases.  The Company will not, and will not permit
                           -------
  any of its Subsidiaries to, create or suffer to exist any obligations for the payment or rental for any property under leases or agreements to lease (other than any arrangement pursuant to which the Company or any of its Subsidiaries is a lessor), except operating leases in the ordinary course of business in a manner and to an extent consistent with the historical practices of the Company or such Subsidiary as of the date hereof; provided that the aggregate
                                                    --------
  amount of operating lease payments made pursuant hereto does not exceed $300,000,000 in the aggregate in any fiscal year.

            SECTION 6.06.  Transactions with Affiliates.  The Company will not,
                           -----------------------------
  and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Company and/or its wholly owned Subsidiaries not involving any other Affiliate and (c) the transactions described in the Spin-Off Information.

            SECTION 6.07.  Restrictive Agreements.  The Company will not, and
                           -----------------------
  will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its material property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions
              --------
  and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.07 or existing with respect to a Subsidiary at the time it becomes a Subsidiary and not created in contemplation thereof (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

            SECTION 6.08.  Leverage Ratio.  The Leverage Ratio shall not equal
                           ---------------
  or exceed .55 to 1.00 at any time.

            SECTION 6.09.  Minimum Consolidated Net Worth.  Consolidated Net
                           -------------------------------
  Worth shall not at any date be less than the sum of (i) $745,000,000 plus (ii) 50% of the Consolidated Net Income, if positive, for each fiscal year ending after December 31, 1996, plus (iii) if such date is not the last day of a fiscal year, 50% of Consolidated Net Income, if positive, for the period consisting of any fiscal quarters of the then current fiscal year that have ended on or before such date.


                                  ARTICLE VII

                               Events of Default
                               -----------------

            If any of the following events (each, an "Event of Default") shall
                                                      ----------------
  occur:

            (a) any Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
       (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

            (c) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in any Loan Document or any amendment or modification hereof or waiver hereunder, or in any officer's certificate or financial statement furnished pursuant to or in connection with any Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

            (d) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to any Borrower's existence) or 5.08 or in Article VI;

            (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b), (d) or (m) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

            (f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

            (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness
       --------
       that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company, any other Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, any other Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) the Company, any other Borrower or any Material Subsidiary shall
       (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, any other Borrower or any Material Subsidiary or for a substantial part of its assets,
       (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any affirmative action for the purpose of effecting any of the foregoing;

            (j) the Company, any other Borrower or any Material Subsidiary shall admit in writing its inability to pay its debts as they become due;

            (k) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 (which amount is not fully covered by insurance) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

            (l) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding (i) $10,000,000 in any year or (ii) $20,000,000 for all periods;

            (m) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Article IX or the guarantee of the Company hereunder or any Subsidiary Guarantee Agreement shall not be (or shall be claimed by any Person not to be) valid or in full force and effect; or

            (n) a Change in Control shall occur; then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and at the request of the Required Lenders shall, by written notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
  (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.


                                  ARTICLE VIII

                                   The Agents
                                   ----------

            Each of the Lenders hereby irrevocably appoints the Administrative Agent, and each of the Canadian Lenders hereby irrevocably appoints the Canadian Agent, as its agent and authorizes such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. For purposes of this Article, the Administrative Agent and the Canadian Agent are referred to as the Agents.

            Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

            The Agents shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing,
  (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the applicable Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
  Section 10.02), and (c) except as expressly set forth herein, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by any bank serving as Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct. The Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agents by the Company or a Lender, and the Agents shall not be responsible for or have any duty to ascertain or inquire into
  (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

            Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            The Agents may perform any and all their duties and exercise their rights and powers by or through any one or more sub-agents appointed by the applicable Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through its respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agents.

            Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, either Agent may resign at any time by notifying the Lenders, the other Agent and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent in consultation with the Company which shall be a bank with an office in New York, New York, or Toronto, as applicable, or an Affiliate of any such bank. Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

            Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.


                                  ARTICLE IX

                                   Guarantee
                                   ---------

            In order to induce the Lenders to extend credit hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations. The Company further agrees that the due and punctual payment of the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

            The Company waives presentment to, demand of payment from and protest to the Delaware Borrower or the Canadian Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of any Lender, the Administrative Agent or the Canadian Agent to assert any claim or demand or to enforce any right or remedy against the Delaware Borrower or the Canadian Borrower under the provisions of any Loan Document or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of any Loan Document or any other instrument or agreement; or (c) the failure of the Administrative Agent, the Canadian Agent or any Lender to exercise any right or remedy against the Delaware Borrower or the Canadian Borrower.

            The Company further agrees that its agreement hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of the Delaware Borrower or the Canadian Borrower or any other Person.

            The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Company hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Canadian Agent or any Lender to assert any claim or demand or to enforce any remedy under any Loan Document or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company or any other Borrower as a matter of law or equity.

            The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Canadian Agent or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

            In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, the Canadian Agent or any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of the Delaware Borrower or the Canadian Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent or the Canadian Agent, as applicable, forthwith pay, or cause to be paid, in cash the amount of such unpaid Obligation. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the judgment of any applicable Lender, not consistent with the protection of its rights or interests, then, at the election of any applicable Lender, the Company shall make payment of such Obligation in dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Lender against any losses or expenses that it shall sustain as a result of such alternative payment.

            Upon payment by the Company of any Obligation, each Lender shall, in a reasonable manner, assign to the Company the amount of such Obligation owed to it and so paid, such assignment to be pro tanto to the extent to which the
                                           --- -----
  Obligation in question was discharged by the Company, or make such disposition thereof as the Company shall direct (all without recourse to any Lender and without any representation or warranty by any Lender).

            Upon payment by the Company of any sums as provided above, all rights of Company against the Delaware Borrower or Canadian Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrower to the Lenders.


                                   ARTICLE X

                                 Miscellaneous
                                 -------------

            SECTION 10.01.  Notices.  Except in the case of notices and other
                            --------
  communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy (and confirmed), as follows:

            (a) if to the Borrowers, to or in care of the Company at 825 Duportail Road, Wayne, PA 19087-5589, Attention of Treasury Department (Telecopy No. (610) 296-3248);

            (b) if to the Administrative Agent, to The Chase Manhattan Bank, Agent Bank Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No.
       (212) 552-5658), with a copy to The Chase Manhattan Bank, One Chase Manhattan Plaza, New York 10081, Attention of Helene Santo (Telecopy No.
       (212) 552-7773) and to any other applicable address specified in the Alternate Procedures;

            (c) if to the Canadian Agent, to it at 9/F TD Bank Tower, TD Center, Toronto, Ontario M5K 1A2, Attention of Derek Hannon (Telecopy No. 416-982-5535); and

            (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            SECTION 10.02.  Waivers; Amendments.  (a)  No failure or delay by
                            --------------------
  the Administrative Agent, the Canadian Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Canadian Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Canadian Agent may have had notice or knowledge of such Default at the time.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders; provided that
                                                                 --------
  no such agreement shall (i) increase the Commitment of any Lender or the Canadian Commitment of any Canadian Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby (or, in the case of any Canadian Commitment, without the written consent of each Canadian Lender affected thereby), (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release the Company or any Subsidiary Guarantor from, or limit or condition, its obligations under Article IX, the Subsidiary Guarantee Agreement or the Indemnity, Subrogation and Contribution Agreement, respectively, or (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that
                                                         ----------------
  no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Canadian Agent or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Canadian Agent or the Swingline Lender, as the case may be.

            SECTION 10.03.  Expenses; Indemnity; Damage Waiver.  (a)  The
                            -----------------------------------
  Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

            (b) The Company shall indemnify the Administrative Agent, the Canadian Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each
                                             ----------
  Indemnitee harmless from, any and all losses, claims, damages (excluding special, indirect, consequential or punitive damages), liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee,
                   --------
  be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

            (c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, the Canadian Agent or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Canadian

  Agent or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the
                                                         --------
  unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Canadian Agent or the Swingline Lender in its capacity as such.

            (d) To the extent permitted by applicable law, the Company and each other Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

            (e) All amounts due under this Section shall be payable promptly but in any event not later than 10 days after written demand therefor.

            SECTION 10.04.  Successors and Assigns.  (a)  The provisions of this
                            -----------------------
  Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Canadian Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment or its Canadian Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or
          --------
  an Affiliate of a Lender, each of the Company and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its Swingline Exposure, the Swingline Lenders and, in the case of an assignment of all or a portion of its Canadian Commitment, the Canadian Agent) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Canadian Commitment, the amount of the Commitment or the amount of the Canadian Commitment (and the associated Commitment) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or the Canadian Agent, as applicable) shall not be less than $10,000,000 unless each of the Company and the Administrative Agent or the Canadian Agent, as applicable, otherwise consents, (iii) each partial assignment shall be made as an assignment of a proportionate part (as provided in the preceding clause
  (ii)) of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent or the Canadian Agent, as applicable, an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (or Cdn $4,500, as applicable), (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent or the Canadian Agent, as applicable, an Administrative Questionnaire, (vi) no assignment of any portion of a Canadian Commitment may be made unless accompanied by an assignment to the same assignee of an equal or greater Commitment amount, and (vii) no Canadian Lender may assign any portion of its Commitment if after giving effect thereto its Canadian Commitment would exceed its Commitment; and provided further that any consent of the Company otherwise
                      ----------------
  required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing.
  Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender and, if applicable, a Canadian Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this

  Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

            (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register
                                       --------
  shall be conclusive, and each Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (d) The Canadian Agent, acting for this purpose on behalf of the Canadian Borrower, shall maintain at one of its offices in Toronto a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Canadian Lenders, and the Canadian Commitment of, and principal amount of the Canadian Loans owing to, each Canadian Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the
  ---------
  Canadian Borrower, the Canadian Agent and the Canadian Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Canadian Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Canadian Borrower and any Canadian Lender at any reasonable time and from time to time upon reasonable prior notice. The Canadian Agent shall furnish to the Administrative Agent copies of each Borrowing Request, Assignment and Acceptance, notices or any other documents received by it in connection with any Canadian Loan.

            (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
  (b) of this Section, the Administrative Agent or the Canadian Agent, as applicable, shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (f) Any Lender may, without the consent of any Borrower, the Administrative Agent, the Canadian Agent or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all
                                                            -----------
  or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment, Canadian Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this
                      --------
  Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Administrative Agent, the Canadian Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) such Lender shall notify the Company of any such participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or
                                             --------
  instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (g) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section (provided that notwithstanding
                                             --------
  anything else herein to the contrary, no such participating bank or entity shall be entitled to receive any greater cost or amount pursuant to such Sections as to any cost or amount described therein existing or reasonably foreseeable at the time of the sale of such participation than such Lender would have been entitled to receive in respect of the amount of the participation sold by such Lender to such participating bank or entity had such sale not occurred). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

            (g) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
  Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.16(e) as though it were a Lender.

            (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment
                                     --------
  of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            SECTION 10.05.  Survival.  All covenants, agreements,
                            ---------
  representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Canadian Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any provision hereof.

                SECTION 10.06.  Counterparts; Integration; Effectiveness.  This
                ---------------------------------------------------------
  Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Canadian Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 10.07.  Severability.  Any provision of this Agreement held
                            -------------
  to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 10.08.  Right of Setoff.  If an Event of Default shall have
                            ----------------
  occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of
                            --------------------------------------------------
  Process.  (a)  This Agreement shall be construed in accordance with and
  --------
  governed by the law of the State of New York.

            (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive personal jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Canadian Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

            (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 10.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY
                            ---------------------
  WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 10.11.  Headings.  Article and Section headings and the
                            ---------
  Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 10.12.  Confidentiality.  Each of the Administrative Agent,
                            ---------------
  the Canadian Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
  (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to any Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section by such Person or (ii) becomes available to the Administrative Agent, the Canadian Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, "Information" means all
                                               -----------
  information received from the Company or any Related Party thereof in connection with the Loan Documents relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Canadian Agent or any Lender on a nonconfidential basis prior to disclosure by the Company or such Related Party; provided that, in the case of information received from the Company or
         --------
  any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The Administrative Agent, the Canadian Agent and any Lender, as the case may be, shall promptly notify the Company of its receipt of any subpoena of any regulatory authority as referred to in clause (c) above, unless such notice is prohibited by such regulatory authority.

            SECTION 10.13.  Conversion of Currencies.  (a)  If, for the purpose
                            -------------------------
  of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day or Canadian Business Day, as applicable, immediately preceding the day on which final judgment is given.

            (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the

  "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day or Canadian Business Day, as applicable, following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                 UNISOURCE WORLDWIDE, INC.,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 UNISOURCE CAPITAL CORPORATION,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 UNISOURCE CANADA, INC.,

                                    by
                                      _________________________
                                      Name:
                                      Title:

                                 THE CHASE MANHATTAN BANK,
                                 individually and as
                                 Administrative Agent,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 THE TORONTO-DOMINION BANK,
                                 individually and as Canadian
                                 Agent,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 TORONTO DOMINION (TEXAS),
                                 INC., as Documentation Agent,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 TORONTO DOMINION (NEW YORK),
                                 INC.,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 BANK OF AMERICA ILLINOIS,

                                    by
                                      _________________________
                                      Name:
                                      Title:

                                 BANK OF MONTREAL,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 THE BANK OF NEW YORK,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 THE BANK OF NOVA SCOTIA,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 BANK OF TOKYO - MITSUBISHI
                                 TRUST COMPANY,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 BANQUE NATIONALE DE PARIS,

                                    by
                                      _________________________
                                      Name:
                                      Title:

                                    by
                                      _________________________
                                      Name:
                                      Title:

                                 BARNETT BANK, N.A.,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 BAYERISCHE LANDESBANK
                                 GIROZENTRALE, CAYMAN ISLANDS
                                 BRANCH,

                                    by
                                      _________________________
                                      Name:
                                      Title:

                                    by
                                      _________________________
                                      Title:
                                      Name:


                                 CANADIAN IMPERIAL BANK OF
                                 COMMERCE,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 CORESTATES BANK, N.A.,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 DEN DANSKE BANK AKTIESELSKAB,
                                 CAYMAN ISLANDS BRANCH,

                                    by
                                      _________________________
                                      Name:
                                      Title:

                                 DEUTSCHE BANK AG, NEW YORK
                                 BRANCH AND/OR CAYMAN ISLANDS
                                 BRANCH,

                                    by
                                      _________________________
                                      Name:
                                      Title:

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 FIRST UNION NATIONAL BANK,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 FLEET NATIONAL BANK,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 THE FUJI BANK, LIMITED, NEW
                                 YORK BRANCH,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 THE INDUSTRIAL BANK OF JAPAN
                                 TRUST COMPANY,

                                    by
                                      _________________________
                                      Name:
                                      Title:

                                 ISTITUTO BANCARIO SAN PAOLO DI
                                 TORINO, SPA,

                                    by
                                      _________________________
                                      Name:
                                      Title:

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 MELLON BANK, N.A.,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 NATIONSBANK, N.A.,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 THE NORTHERN TRUST COMPANY,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 PNC BANK, NATIONAL
                                 ASSOCIATION,

                                    by
                                      _________________________
                                      Name:
                                      Title:

                                 ROYAL BANK OF CANADA,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 THE SANWA BANK LIMITED,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 SUNTRUST BANK, ATLANTA,

                                    by
                                      _________________________
                                      Name:
                                      Title:

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 UNION BANK OF SWITZERLAND, NEW
                                 YORK BRANCH,

                                    by
                                      _________________________
                                      Name:
                                      Title:

                                    by
                                      _________________________
                                      Name:
                                      Title:

                                 WELLS FARGO BANK, N.A.,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 THE YASUDA TRUST AND BANKING
                                 COMPANY LIMITED, NEW YORK
                                 BRANCH,

                                    by
                                      _________________________
                                      Name:
                                      Title:


                                 THE CHASE MANHATTAN BANK OF
                                 CANADA,

                                    by
                                      _________________________
                                      Name:
                                      Title:

                            THE CHASE MANHATTAN BANK
                                 270 Park Avenue
                               New York, NY 10017

                              CHASE SECURITIES INC.
                                 270 Park Avenue
                               New York, NY 10017

                                                               October 23, 1996

Unisource Worldwide, Inc.
825 Duportail Road
Wayne, PA 19087-5589

Attention of Kathleen M. Burns
             Vice President and Treasurer



                            Unisource Worldwide, Inc.
                            -------------------------
                  Competitive Advance/Revolving Credit Facility
                  ---------------------------------------------
                                Commitment Letter
                                -----------------
Ladies and Gentlemen:

           You have advised The Chase Manhattan Bank ("Chase") and Chase Securities Inc. ("CSI") that ALCO Standard Corporation, an Ohio corporation ("ALCO"), will distribute to its shareholders all the common stock of Unisource Worldwide, Inc., a Delaware corporation (the "Company"), in the transactions described in the Form 10 (the "Form 10") submitted by the Company with the Securities and Exchange Commission on September 23, 1996. In that connection, you have requested that CSI agree to structure, arrange and syndicate a competitive advance and revolving credit facility for the Company in an aggregate amount of up to $1,000,000,000 (the "Facility"), and that Chase commit to provide up to $250,000,000 of the principal amount of the Facility and to serve as administrative agent for the Facility.

           Chase is pleased to advise you of its commitment to provide $250,000,000 of the principal amount of the Facility upon the terms and subject to successful syndication of the balance of the Facility and the other conditions set forth or referred to in this commitment letter (the "Commitment Letter") and in the Summary of Terms and Conditions attached hereto as Exhibit A (the "Term Sheet"). You hereby appoint Chase as Administrative Agent, and CSI as advisor and arranger, for the Facility, in each case on the terms set forth or referred to in this Commitment Letter and in the Term Sheet, and Chase and CSI hereby agree to act in such capacities.

           It is agreed that Chase will act as the sole and exclusive Administrative Agent, and that CSI will act as the sole and exclusive advisor and arranger, for the Facility, and each will, in such capacities, perform the duties and exercise the authority customarily performed and exercised by it in such roles. Except as determined by CSI in consultation with you, no other agents or co-agents will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter referred to below) will be paid in connection with the Facility.

           Chase reserves the right, prior to or after the execution of definitive documentation, to syndicate its commitment hereunder to one or more financial institutions reasonably satisfactory to you that will become parties to such definitive documentation (the financial institutions becoming parties to such documentation being collectively called the "Lenders"). You understand that CSI intends to commence syndication efforts promptly upon the execution of this Commitment Letter, and you agree actively to assist CSI in completing a syndication satisfactory to it prior to closing. Such assistance shall include
(a) your using your best efforts to ensure that the syndication efforts benefit materially from the existing lending relationships of the Company and ALCO, (b) direct contact between senior management and advisors of the Company and ALCO and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (d) the hosting, with CSI, of one or more meetings of prospective Lenders.

           It is agreed that CSI will manage, in consultation with you, all aspects of the syndication, including selection of Lenders, determination of when CSI will approach potential Lenders, any naming rights, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist CSI in its syndication efforts, you agree promptly to prepare and provide to CSI and Chase all written information with respect to the Company and the other transactions contemplated hereby, including all financial information and projections (the "Projections"), as they may reasonably request in connection with the arrangement and syndication of the Facility. You hereby represent and covenant that (a) all information, taken as a whole, other than the Projections (the "Information") that has been or will be made available to Chase or CSI by you or any of your authorized representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to Chase or CSI by you or any of your authorized representatives have been or will be prepared in good faith based upon reasonable assumptions. You agree to supplement the Information and the Projections from time to time until the closing of the Facility so that the representations in the preceding sentence remain correct. In arranging the Facility, including the syndication of the Facility, Chase and CSI will be using and relying primarily on the Information and the Projections without independent verification thereof.

           As consideration for Chase's commitment hereunder and CSI's agreement to structure, arrange and syndicate the Facility and to provide advisory services in connection therewith, you agree to pay to Chase the fees set forth in Annex I to the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith (the "Fee Letter"). Once paid, such fees shall not be refundable under any circumstances.

           Chase's commitment hereunder is subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, assets, operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole,
(b) there not having occurred a material disruption of or material adverse change in financial, banking or capital market conditions that, in Chase's judgment, would be likely to impair the syndication of the Facility, (c) Chase's satisfaction that prior to and during the syndication of the Facility, there shall be no competing offering, placement or arrangement or any debt securities or bank financing by or on behalf of the Company, ALCO or any subsidiaries thereof, (d) Chase's continuing satisfaction in all respects with all legal, tax and accounting matters relating to the Spin-Off and the proposed capitalization and structure of the Company and its subsidiaries, (e) the negotiation, execution and delivery of definitive documentation with respect to the Facility satisfactory to Chase and its counsel and (f) the other conditions set forth in the Term Sheet. The terms and conditions of Chase's commitment hereunder and of the Facility are not limited to those set forth herein and in the Term Sheet. Those matters that are not covered by or made clear under the provisions hereof and of the Term Sheet are subject to the approval and agreement of Chase, CSI and the Company.

           You agree (a) to indemnify and hold harmless Chase, CSI, their affiliates and their respective officers, directors, employees, advisors and agents from and against any and all losses (excluding opportunity costs), claims, damages, liabilities and expenses, joint or several, to which any such person may become subject arising out of or in connection with this Commitment Letter, the Facility or the transaction contemplated hereby or thereby or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such indemnified party is a party thereto, and to reimburse each of such indemnified parties upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified party, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final judgment of a court to have resulted from the willful misconduct or gross negligence of such indemnified party, and (b) to reimburse Chase, CSI and their affiliates from time to time for all reasonable out-of-pocket expenses (including due diligence expenses, syndication expenses, travel expenses, and fees, charges and disbursements of counsel incurred in connection with the Facility and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the definitive financing documentation)). No indemnified person shall be liable for any indirect or consequential damages in connection with its activities related to the Facility.

           This Commitment Letter and Chase's commitment shall not be assignable by you without the prior written consent of Chase and any attempted assignment without such consent shall be void. This Commitment Letter may not be amended or any provision hereof waived except by an instrument in writing signed by you, Chase and CSI. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

           If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by signing in the appropriate space below and in the Fee Letter and returning to us the enclosed duplicate originals of this Commitment Letter and the Fee Letter not later than 5:00 p.m., New York City time, on October 23, 1996. In the event that the execution and delivery of definitive documentation for the Facility shall not occur by January 31, 1997, then this Commitment Letter and Chase's commitment hereunder shall automatically terminate unless Chase and CSI shall agree to an extension. The compensation, reimbursement and indemnification provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive documentation for the Facility shall be executed and delivered and notwithstanding the termination of this Commitment Letter or Chase's commitment hereunder.

           Chase and CSI are pleased to have been given the opportunity to assist you in connection with this financing.

                                               Very truly yours,

                                               THE CHASE MANHATTAN BANK,

                                                  by
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                               CHASE SECURITIES INC.,

                                                  by
                                                     ---------------------------
                                                     Name:
                                                     Title:

Accepted and agreed to
as of the date first
written above by:

UNISOURCE WORLDWIDE, INC.,

  by
    ----------------------------
    Name:
    Title:

                                                                       EXHIBIT A
                                                                       =========

                           UNISOURCE WORLDWIDE, INC.

               Competitive Advance and Revolving Credit Facility
               -------------------------------------------------
                               Summary of Terms
                               ----------------

Borrowers:               Unisource Worldwide, Inc. (the "Company"), a wholly-
---------                owned subsidiary of the Company to be incorporated in
                         the State of Delaware ("Delaware Borrower"), and
                         Unisource Canada, Inc., a Canadian corporation (the
                         "Canadian Borrower" and, together with the Delaware
                         Borrower and the Company, the "Borrowers").

Guarantee:               All obligations of the Delaware Borrower and the
---------                Canadian Borrower will be unconditionally guaranteed by
                         the Company.

Advisor and              Chase Securities Inc ("CSI").
-----------
Arranger:
--------

Administrative           The Chase Manhattan Bank ("Chase") will act as
--------------           Administrative Agent for a syndicate of lenders
Agent:                   arranged by CSI (together with Chase, the "Lenders").
-----

Documentation Agent:     Toronto Dominion Bank ("Toronto Dominion").
--------------------

Canadian Agent:          Toronto Dominion (the "Canadian Agent") will act as
--------------           administrative agent in connection with the Canadian
                         Subfacility described below.

Facility:                Five-Year Competitive Advance and Revolving Credit
--------                 Facility in an amount of $1 billion (the "Facility").
                         The Facility will incorporate two borrowing options:
                         (i) an unsecured Competitive Advance option (the "CAF") and (ii) an unsecured Revolving Credit option (the "Revolving Credit"). Availability under each option will be reduced by usage under the other option on a dollar-for-dollar basis.

                         The Revolving Credit will include a multicurrency option pursuant to which the Company and the Delaware Borrower may borrow up to $100,000,000 in Pounds Sterling, Deutsch Marks and French Francs ("Available Currencies") from all Lenders ("Multicurrency Loans")

                         The Revolving Credit will include a Canadian Dollar subfacility (the "Canadian Subfacility") pursuant to which the Canadian Borrower may borrow up to the equivalent of U.S. $100,000,000 in Canadian Dollars ("Canadian Loans") from certain of the Lenders ("Canadian Lenders").

                         Except as otherwise provided herein, Loans under the Facility will be made by each Lender on a pro rata basis in accordance with its unutilized commitments.

                         The CAF will be provided on an uncommitted competitive advance basis through an auction mechanism. The Revolving Credit will be provided on a committed basis.

                         In addition to Revolving Credit loans to be made by all the Lenders, the Revolving Credit will include a swingline borrowing option under which Chase, Toronto Dominion or certain other Lenders to be determined (each, a "Swingline Lender") will commit to make swingline loans to the Company and the Delaware Borrower ("Swingline Loans") in a maximum aggregate principal amount outstanding at any time not in excess of $100,000,000. Swingline Loans will be payable no later than the fifth business day after the borrowing date, will be denominated in U.S. Dollars only, will be made on short notice on a same-day basis and may not exceed the excess of the aggregate commitments of all Lenders over the aggregate amount of outstanding loans of all Lenders.

                         In making Swingline Loans, the Swingline Lender will be acting on behalf of all Lenders, and upon notice from the Swingline Lender, each Lender will be unconditionally obligated to purchase a participation in each Swingline Loan.

Purpose:                 To repay approximately $600 million (subject to
-------                  adjustment) of intercompany debt to ALCO Standard
                         Corporation ("ALCO") and for general corporate purposes of the Borrowers.

Commitment               The commitment termination and the final maturity of
----------               the Facility will occur five years from the date of
Termination and          execution and delivery of the definitive documentation
---------------          for the Facility (the "Closing Date").
Final Maturity:
---------------

Availability:            Loans under the Facility will be available at any time
------------             prior to the final maturity of such Facility. Amounts
                         repaid under the Facility may be reborrowed.

                         Under the CAF option, each of the Company and the Delaware Borrower will be permitted to borrow in U.S. Dollars up to the full aggregate amount of the commitments, less the sum of the aggregate principal amount of loans outstanding under the Revolving Credit (including Swingline Loans, Multicurrency Loans and Canadian Loans) and the CAF. CAF bids will be made at the discretion of the Lenders. Loans under the CAF may be borrowed, repaid and reborrowed in minimum amounts of $20 million and in integral multiples of $1 million.

                         Each of the Company and the Delaware Borrower will be permitted to borrow up to the full aggregate amount of the commitments under the Revolving Credit option, less the sum of the aggregate principal amount of loans outstanding under the CAF and the Revolving Credit (including Swingline Loans, Multicurrency Loans and Canadian Loans). Each of the Company and the Delaware Borrower will be permitted to borrow up to the equivalent of U.S. $100,000,000, provided that the Multicurrency Loans will constitute utilization of the Revolving Credit commitments to the extent of their U.S. Dollar equivalent. The Canadian Borrower will be permitted to borrow up to the equivalent of U.S. $100,000,000 under the Canadian Subfacility, provided that Canadian Loans will constitute utilization of the Revolving Credit commitments to the extent of their U.S. Dollar equivalent. Loans under the Revolving Credit option may be borrowed, repaid and reborrowed in minimum amounts of $10 million and in integral multiples of $1 million.

Interest Rates and       As set forth in the attached Annex I.
------------------
Fees:
----

CAF Mechanics:           Pursuant to the CAF, each of the
-------------

                         Company and the Delaware Borrower shall have the option to request that the Lenders bid for CAF loans bearing interest at an absolute rate with specified maturities ranging from 7 to 360 days or bearing interest at a margin over LIBOR (as defined in Annex I) for tenors of 1, 2, 3, 6, 9 or 12 months. Each Lender shall have the right, but not the obligation, to submit bids at its discretion. In each request for competitive bids, the Company or the Delaware Borrower, as the case may be, shall specify the proposed date of borrowing, the interest period, the amount of the CAF loan and the maturity date thereof and the interest rate basis to be used by the Lenders in bidding. The Administrative Agent shall promptly advise the Lenders of the terms of the notice, and, in the event the Company or the Delaware Borrower, as the case may be, accepts bids, bids shall be accepted in ascending order from the lowest bid to the highest bid acceptable to the Company or the Delaware Borrower, as the case may be.

Repayment:               The principal amount of each borrowing under the
---------                Revolving Credit will be due and payable at final
                         maturity of the Facility. Swingline Loans will be due and payable on the fifth business day after the borrowing date. CAF loans will be due and payable at the end of each interest period.

                         In the event that the U.S. Dollar equivalent of all outstanding Loans (including Swingline Loans, Multicurrency Loans and Canadian Loans) at any time exceeds the total commitments of the Lenders, the Borrowers will prepay Loans to the extent necessary to eliminate said excess.

                         In the event that the U.S. Dollar equivalent of the outstanding Multicurrency Loans at any time exceeds $100,000,000, the Company and the Delaware Borrower will promptly prepay Multicurrency Loans to the extent necessary to eliminate such excess.

                         In the event the U.S. Dollar equivalent of the outstanding Canadian Loans at any time exceeds the amount of the Canadian Subfacility, the Canadian Borrower will promptly prepay Canadian Loans to the extent necessary to eliminate such excess.

Prepayment:              CAF loans will not be prepayable.
----------
                         All or a portion of the loans under the Revolving
                         Credits may be prepaid at any time at the applicable
                         Borrower's option, subject to reimbursement for redeployment costs in the case of LIBOR borrowings, if such prepayment occurs other than at the end of the applicable interest period. ABR loans, Swingline Loans and Canadian Prime loans may be prepaid at any time without penalty.

Optional Commitment      At the option of the Company, the Facility may be
-------------------      permanently reduced in minimum amounts of $25 million
Reduction:               at any time on a pro rata basis with respect to each
---------                Lender. The Facility may be reduced to an amount no
                         less than the sum of the aggregate amount of loans outstanding under the CAF and the Revolving Credit. The commitments of the Canadian Lenders to make Canadian Loans will be automatically reduced to the extent necessary to ensure that such commitments (expressed in U.S. Dollars) do not exceed the commitments of such Lenders under the Facility.

Representations          Usual for facilities and transactions of this type and
---------------          others to be reasonably specified by Chase, including
and Warranties:          but not limited to accuracy of financial statements; no
--------------           material adverse change; absence of material
                         litigation; no conflict with agreements, instruments or laws; corporate existence, good standing and powers;
                         authorization, validity and enforceability; third party and governmental approvals; compliance with laws and regulations (including ERISA, margin regulations and environmental laws); taxes; subsidiaries;
                         inapplicability of the Investment Company Act and Public Utility Holding Company Act; solvency after giving effect to the initial borrowing and to ALCO's spin off of the Company to the stockholders of ALCO
                         (the "Spin-Off") and related transactions;
                         effectiveness of regulatory approvals; environmental matters; absence of default and liens; and accuracy of information (including with respect to the Form 10 referred to below).

Conditions Precedent     Usual for facilities of this type and others to be
--------------------     reasonably specified by Chase, including but not
to Initial               limited to: execution and delivery of a satisfactory
----------               definitive documentation; evidence of authority;
Borrowing:               receipt of financial statements (including pro forma
---------
                         financial statements) and projections; opinions of counsel; accuracy of representations and warranties;
                         absence of defaults and events of defaults, absence of material litigation; absence of material adverse change in business, assets, operations, prospects or condition
                         (financial or otherwise), of the Company and its subsidiaries, taken as a whole, since June 30, 1996.

                         Proceeds of the initial borrowing shall be applied to repay approximately $600 million (subject to adjustment) of intercompany debt of the Company to ALCO and the balance of intercompany debt owed to ALCO (approximately $500 million at June 30, 1996) shall have been converted to equity (other than any amount to be agreed upon), and the Administrative Agent shall be satisfied with arrangements for effecting the foregoing.

                         All material assets to be transferred by ALCO to the Company in connection with the Spin-Off shall be transferred on or before the date of the initial borrowing.

                         All governmental and third party approvals necessary or advisable in connection with the Spin-Off, the financing contemplated hereby and the continuing operations of the Company and its subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the

                         Spin-Off or the financing contemplated hereby.

                         The Lenders shall have received a certification from an appropriate officer of the Company, in form and substance reasonably satisfactory to the Lenders, as to the solvency of the Company and its subsidiaries on a consolidated basis after giving effect to the initial borrowings and the use of the proceeds thereof.

Conditions Precedent     Each borrowing under the Facility shall be conditioned
--------------------     on the continued accuracy in all material respects of
to Each Borrowing:       all representations and warranties (including without
-----------------        limitation the material adverse change and litigation
                         representations) and the absence of defaults and events of default. The Spin-Off will not in itself be deemed a material adverse change.

Affirmative              Usual for facilities and transactions of this type and
-----------              others to be reasonably specified by Chase (to be
Covenants:               applicable to the Company and its subsidiaries)
---------                including but not limited to maintenance of corporate
                         existence and material rights, licenses, franchises and privileges; delivery of audited financial statements, other financial information, SEC filings and notices of default, litigation and other material events;
                         maintenance of reasonably satisfactory insurance;
                         compliance with laws, including environmental laws;
                         financial record-keeping and inspection by Lenders of books and properties; and payment of taxes and other governmental obligations; use of proceeds; ERISA; and ownership of the Canadian Borrower.

Financial Covenants:     The Credit Agreement will contain the following
-------------------      financial covenants (with definitions of financial
                         terms to be agreed upon to the extent not defined herein):

                         (a) The consolidated ratio of Funded Debt to Capitalization shall not equal or exceed .55 to 1.00.

                         (b) The minimum consolidated Net Worth shall not at any time be less than the sum of (i) $745,000,000 and (ii) 50% of net income (without deduction for losses).

Negative Covenants:      Usual for facilities and transactions of this type and
------------------       the following (to be applicable to the Company and its
                         subsidiaries) including but not limited to limitations on mergers, consolidations and certain asset sales and dispositions (with an exception for (i) an existing securitization program in Canada in an amount not exceeding at any time C$95 million of sold receivables outstanding and (ii) sales of receivables pursuant to any additional securitization transactions in an amount not exceeding at any time $200 million of sold receivables outstanding), limitations on indebtedness and guarantees; limitations on liens and sale leasebacks; limitations on affiliate transactions; and limitations on subsidiary indebtedness.

Events of Default:       To include nonpayment of principal, interest, fees or
-----------------        other amounts, violation of covenants (subject to grace
                         periods to be agreed as to
                              appropriate covenants), material breach of representations and warranties, cross default and cross acceleration, certain bankruptcy events, material judgments, ERISA, invalidity of guarantee and Change of Control (other than Spin-Off).

Voting:                       Amendments and waivers with respect to the credit
------                        agreement will require the approval of Lenders
                              holding commitments representing not less than 51% of the aggregate commitments under the Facility, except that (a) the consent of each Lender affected thereby shall be required for amendments or waivers with respect to (i) reductions in the amount, or extensions of the scheduled date of maturity, of any loan amount due, (ii) reductions in the rate of interest or any fee or extensions of any due date thereof and (iii) increases in the amount or extensions of the expiry date of any Lender's commitment (including commitments in respect of Canadian Loans) and (b) the consent of 100% of the Lenders shall be required with respect to modifications to any of the voting percentages.

Assignments and               The Lenders shall be permitted to assign and sell
---------------               participations in their loans and commitments
Participations:               subject, in the case of assignments (other than to
--------------                another Lender or to an affiliate of the assigning
                              Lender), to the consent of the Administrative
                              Agent and the Company (which consent in each case shall not be unreasonably withheld). Assignments shall be made in a minimum amount of $10 million and shall not result in any Lender's commitment being less than $10 million. Participants will have the same benefits as the

                              Lenders with respect to yield protection and
                              increased cost provisions; provided, however that
                                                         --------  -------
                              (i) the relevant Lender will notify the Company of any participation and (ii) participants will not have any additional benefits that cannot be claimed by the relevant Lender. Voting rights of participants shall be limited to those matters with respect to which the affirmative vote of each affected lender would be required as described under "Voting" above. Pledges of loans in accordance with applicable law shall be permitted without restriction.

Yield Protection:             The credit agreement shall contain customary
----------------              provisions (a) protecting the Lenders against
                              increased costs or reduced returns resulting from changes in reserve, tax, capital adequacy and other requirements of law or from the imposition of or changes in withholding or other taxes and
                              (b) indemnifying the Lenders for "breakage costs" incurred in connection with, among other things, prepayment of a LIBOR loan or Fixed Rate CAF loan on a day other than the last day of an interest period with respect thereto.

Expenses and                  The Company shall pay (a) all reasonable out-of-
------------                  pocket expenses of the Administrative Agent and
Indemnification:              the Arranger associated with the syndication of
---------------               the Facility and the preparation, execution,
                              delivery and administration of the credit agreement and any amendment or waiver with respect thereto (including the reasonable fees, disbursements and other charges of counsel) and
                              (b) all reasonable out-of-pocket expenses of the

                              Administrative Agent and the Lenders in connection with the enforcement of the credit agreement or preservation of rights thereunder.

                              The Company will indemnify the Arranger, the Administrative Agent, the Lenders and their respective officers, directors, employees, affiliates, representatives, agents and controlling persons and hold them harmless from and against all costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities of any such indemnified person arising out of or relating to any claim or any litigation or other proceedings (regardless of whether any such indemnified person is a party thereto) that relate to the proposed transactions, including the financing contemplated hereby or any transactions connected therewith, provided that no such indemnified person will be indemnified from any costs, expenses or liabilities to the extent found by a final decision of a court to have resulted from its own gross negligence or willful misconduct.

Counsel for the               Cravath, Swaine & Moore.
---------------
Arranger and the
----------------
Agent:
-----

Governing Law and             New York.
-----------------
Forum:
-----

                                                                         ANNEX I


Facility Fee:                 A Facility Fee shall be payable on the full amount
------------                  of the Facility, regardless of usage, quarterly in
                              arrears, to each of the Lenders pro rata on their
                                                              --- ----
                              respective shares of the Facility. The Facility
                              Fee will commence to accrue on the Closing Date and be based (i) initially on Company's consolidated ratio of Funded Debt to Capitalization as of the last day of the most recent fiscal quarter and (ii) after S&P and Moody's have rated the Company's senior, unsecured, non-credit enhanced long-term debt (the
                              "Ratings"), on such Ratings as set forth in the table below.

Utilization Fee:              A Utilization Fee equal to five basis points per
---------------               annum, payable quarterly in arrears, will accrue
                              on the aggregate amount of the outstanding loans during the initial 6 months and thereafter on any day when the aggregate outstanding loans
                              (including CAF loans, Swingline Loans and Canadian
                              Loans) exceed 2/3 of the aggregate commitments.
                              For purposes of paying the Utilization Fee, principal amounts of CAF outstandings will be deemed to have been borrowed pro rata from each Lender in accordance with its unutilized commitments.

Interest Rates:               CAF
--------------                ---

                              The rates obtained from bids selected by a Borrower in accordance with the procedures outlined in the Term Sheet.

                              Revolving Credit
                              ----------------

                              The following committed pricing will apply to loans under the Revolving Credit:

                              (a)  ABR Loans--the Alternate Base Rate
                                   ---------

                              (b)  Swingline Loans--the Swingline Rate
                                   ---------------

                              (c)  LIBOR Loans--LIBOR plus a spread which will
                                   -----------
                                   be based on Category 2 as set forth in the table below during the initial six months and thereafter will be based on the Company's consolidated ratio of Funded Debt to Capitalization as of the last day of the most recent fiscal quarter and, after the Ratings are in effect, on such Ratings, as set forth in the table below.

                              (d)  Canadian Loans -- at the option of the
                                   --------------
                                   Canadian Borrower:

                              (i)  Canadian Prime

                             (ii)  Bankers' Acceptances discounted at the
                                   Bankers' Acceptance Discount Rate ("BA") plus a stamping fee equal to a spread which will be based on Category 2 as set forth in the table below during the initial six months and thereafter will be based on the Company's consolidated ratio of Funded Debt to Capitalization as of the last day of the most recent fiscal quarter and, after the Ratings are in effect, on such Ratings, in each case as set forth in the table below.

====================================================================================================================================

                                                                                           Facility                  LIBOR/BA
                          Funded Debt/                                                    Fee (basis               Spread (basis
                         Capitalization                           Ratings                   points)                   points)
                         --------------                           -------                  ----------              -------------
------------------------------------------------------------------------------------------------------------------------------------

Category 1           greater than or equal to 30%        greater than or equal to A-/A3         8.0                     14.5
------------------------------------------------------------------------------------------------------------------------------------

Category 2           greater than 30%                    BBB+/
                     less than or equal to    45%        Baa1                                   9.0                     18.5
------------------------------------------------------------------------------------------------------------------------------------

Category 3           greater than 45%
                     less than or equal to    50%        BBB/Baa2                              11.0                     24.0
------------------------------------------------------------------------------------------------------------------------------------

Category 4           greater than             50%        less then BBB/Baa2                    15.0                     30.0
====================================================================================================================================


                                   If there are two Ratings outstanding which
                                   are split Ratings, the Facility fee and
                                   LIBOR/BA spread will be based upon the higher Rating, provided that if one of such Ratings
                                           --------
                                   is two or more categories lower than the other such Rating, then the Facility Fee and LIBOR/BA spread will be based upon the Category next below that of the higher Rating.

                                   As used herein:

                                   "ABR" or "Alternate Base Rate" means the highest of (i) the rate of interest publicly announced by Chase as its prime rate in effect as its principal office in New York City (the "Prime Rate"), (ii) the secondary market rate for three-month certificates of deposit (adjusted for statutory reserve requirements) plus 1% and (iii) the federal funds effective rate from time to time plus 0.5%.

                                   "Bankers' Acceptance" means those drafts or bills of exchange in Canadian Dollars drawn by the Canadian Borrower and accepted by a Canadian Lender that is a bank chartered under the Bank Act

                                   (Canada) and that stamps and accepts Bankers' Acceptances.

                                   "Bankers' Acceptance Discount Rate" or "BA" means, in respect of a bankers' acceptance of a draft of the Canadian Borrower having a maturity of 30, 60 or 90 (or, if available, 120 or 180) days, at the Canadian Borrower's option, the rate quoted by the Canadian Agent on the date of acceptance of such bankers' acceptance (based on a year of 365 days), as the discount rate at which it would purchase on such date its own bankers' acceptance having a maturity similar to the maturity of such bankers' acceptance.

                                   "Canadian Prime Rate" means the higher of (i) the rate of interest publicly announced by the Canadian Agent as its prime rate, being a reference rate then in effect on that day for Canadian Dollar denominated commercial loans in Canada and (ii) the average 30-day bankers' acceptance rate as quoted on the Reuters Service CDOR Page determined as of 10:00 a.m. on such day plus 0.625%.

                                   "LIBOR" means the London interbank offered rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits of one, two, three or six (or, if available, nine or twelve) months determined on the basis of the applicable Telerate Screen at 11:00 a.m., London time, two business days prior to the relevant interest period.

                                   "Swingline Rate" means, on any day, the
                                   overnight money market rate
                                   determined by the Swingline Lender in good faith.

Interest Payment                   In the case of loans bearing interest based
----------------                   upon the ABR or Canadian Prime, quarterly in
Dates:                             arrears.
-----

                                   In the case of loans bearing interest based upon LIBOR, on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Default Rate:                      The principal amount of any loans not paid
------------                       when due shall bear interest at 2% above the
                                   rate otherwise applicable thereto. Overdue interest, fees and other amounts shall bear interest at 2% above the rate applicable to ABR loans.

Rate and Fee Basis:                All per annum rates shall be calculated on
------------------                 the basis of a year of 360 days (or 365/366
                                   days, in the case of BA loans, Canadian Price
                                   Rate loans and ABR loans then bearing
                                   interest based on the Prime Rate) and actual days elapsed.